                                                                     Exhibit 4.2








                      CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

                       5.60% RECEIVABLE-BACKED NOTES, CLASS A-1
                       5.95% RECEIVABLE-BACKED NOTES, CLASS A-2
                       6.11% RECEIVABLE-BACKED NOTES, CLASS A-3
                       6.28% RECEIVABLE-BACKED NOTES, CLASS A-4
                        6.57% RECEIVABLE-BACKED NOTES, CLASS B







                                      INDENTURE


                             DATED AS OF  OCTOBER 1, 1996








                               THE CHASE MANHATTAN BANK
                                       TRUSTEE

                                CROSS REFERENCE TABLE

  TIA                                                                Indenture
Section                                                               Section
-------                                                              ---------

310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.11
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.11
  (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.10
  (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.(2)
  (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.11
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.08;6.11
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.12
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.12
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.02
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.02
313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.04
  (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.04
  (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.04
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.05
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.04
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.03
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.06;11.15
  (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.01
  (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.01
  (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.01
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.01
  (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.01
  (f). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.01
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.01
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.05;11.05
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.01
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.01
  (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.14
316(a)(last sentence). . . . . . . . . . . . . . . . . . . . . . .   1.01
  (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.12
  (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.13
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.08
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.03
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.03
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.03
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.07
------------------------

1 Note:  This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
2 N.A. means Not Applicable.

                                  TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I     Definitions and Incorporation by Reference . . . . . .         3
  SECTION 1.01.   Definitions. . . . . . . . . . . . . . . . . . . .         3
  SECTION 1.02.   Incorporation by Reference of Trust Indenture Act.        24
  SECTION 1.03.   Rules of Construction. . . . . . . . . . . . . . .        25

ARTICLE II    The Notes. . . . . . . . . . . . . . . . . . . . . . .        26
  SECTION 2.01.   Form . . . . . . . . . . . . . . . . . . . . . . .        26
  SECTION 2.02.   Execution, Authentication and Delivery . . . . . .        26
  SECTION 2.03.   Temporary Notes. . . . . . . . . . . . . . . . . .        27
  SECTION 2.04.   Registration; Registration of Transfer and Exchange       27
  SECTION 2.05.   Mutilated, Destroyed, Lost or Stolen Notes . . . .        29
  SECTION 2.06.   Person Deemed Owner. . . . . . . . . . . . . . . .        29
  SECTION 2.07.   Payment of Principal and Interest; Defaulted Interest     30
  SECTION 2.08.   Cancellation . . . . . . . . . . . . . . . . . . .        30
  SECTION 2.09.   Book-Entry Notes . . . . . . . . . . . . . . . . .        31
  SECTION 2.10.   Notices to Depository. . . . . . . . . . . . . . .        32
  SECTION 2.11.   Definitive Notes . . . . . . . . . . . . . . . . .        32
  SECTION 2.12.   Calculations . . . . . . . . . . . . . . . . . . .        32
  SECTION 2.13.   Deposit of Series 1996-1 Note Proceeds . . . . . .        32

ARTICLE III   Covenants. . . . . . . . . . . . . . . . . . . . . . .        34
  SECTION 3.01.   Payment of Principal and Interest. . . . . . . . .        34
  SECTION 3.02.   Maintenance of Office or Agency. . . . . . . . . .        34
  SECTION 3.03.   Money for Payments To Be Held in Trust . . . . . .        34
  SECTION 3.04.   Existence. . . . . . . . . . . . . . . . . . . . .        36
  SECTION 3.05.   Protection of Trust Estate . . . . . . . . . . . .        36
  SECTION 3.06.   Opinions as to Trust Estate. . . . . . . . . . . .        37
  SECTION 3.07.   Performance of Obligations; Servicing of Contracts        37
  SECTION 3.08.   Negative Covenants . . . . . . . . . . . . . . . .        39
  SECTION 3.09.   Annual Statement as to Compliance. . . . . . . . .        39
  SECTION 3.10.   Issuer May Consolidate or Merge Only on Certain
                  Terms. . . . . . . . . . . . . . . . . . . . . . .        40
  SECTION 3.11.   Successor or Transferee  . . . . . . . . . . . . .        42
  SECTION 3.12.   No Other Business. . . . . . . . . . . . . . . . .        42
  SECTION 3.13.   No Borrowing . . . . . . . . . . . . . . . . . . .        42
  SECTION 3.14.   Servicer's Obligations . . . . . . . . . . . . . .        43
  SECTION 3.15.   Guarantees, Loans, Advances and Other Liabilities.        43
  SECTION 3.16.   Income Tax Characterization. . . . . . . . . . . .        43
  SECTION 3.17.   Restricted Payments. . . . . . . . . . . . . . . .        43
  SECTION 3.18.   Notice of Events of Default. . . . . . . . . . . .        43
  SECTION 3.19.   Further Instruments and Acts . . . . . . . . . . .        44

  SECTION 3.20.   Compliance with Laws . . . . . . . . . . . . . . .        44
  SECTION 3.21.   Amendments of Transfer and Servicing Agreement
                  and Trust Agreement. . . . . . . . . . . . . . . .        44
  SECTION 3.22.   Trust Obligation . . . . . . . . . . . . . . . . .        44
  SECTION 3.23.   Appointment of Luxembourg Paying Agent and
                  Luxembourg Listing Agent.. . . . . . . . . . . . .        44

ARTICLE IV    Satisfaction and Discharge . . . . . . . . . . . . . .        46
  SECTION 4.01.   Satisfaction and Discharge of Indenture. . . . . .        46
  SECTION 4.02.   Application of Trust Money . . . . . . . . . . . .        47
  SECTION 4.03.   Repayment of Moneys Held by Paying Agent . . . . .        47
  SECTION 4.04.   Release of Trust Estate. . . . . . . . . . . . . .        47

ARTICLE V     Remedies . . . . . . . . . . . . . . . . . . . . . . .        49
  SECTION 5.01.   Events of Default. . . . . . . . . . . . . . . . .        49
  SECTION 5.02.   Rights upon Event of Default . . . . . . . . . . .        50
  SECTION 5.03.   Collection of Indebtedness and Suits for Enforcement
                  by Trustee; Authority of Trustee . . . . . . . . .        50
  SECTION 5.04.   Remedies . . . . . . . . . . . . . . . . . . . . .        52
  SECTION 5.05.   Optional Preservation of the Contracts . . . . . .        53
  SECTION 5.06.   Priorities . . . . . . . . . . . . . . . . . . . .        53
  SECTION 5.07.   Limitation of Suits. . . . . . . . . . . . . . . .        54
  SECTION 5.08.   Unconditional Rights of Noteholders To Receive
                  Principal and Interest . . . . . . . . . . . . . .        55
  SECTION 5.09.   Restoration of Rights and Remedies . . . . . . . .        55
  SECTION 5.10.   Rights and Remedies Cumulative . . . . . . . . . .        55
  SECTION 5.11.   Delay or Omission Not a Waiver . . . . . . . . . .        56
  SECTION 5.12.   Control by Noteholders . . . . . . . . . . . . . .        56
  SECTION 5.13.   Waiver of Past Defaults. . . . . . . . . . . . . .        56
  SECTION 5.14.   Undertaking for Costs. . . . . . . . . . . . . . .        57
  SECTION 5.15.   Waiver of Stay or Extension Laws . . . . . . . . .        57
  SECTION 5.16.   Action on Notes. . . . . . . . . . . . . . . . . .        57
  SECTION 5.17.   Performance and Enforcement of Certain Obligations        57

ARTICLE VI    The Trustee. . . . . . . . . . . . . . . . . . . . . .        59
  SECTION 6.01.   Duties of Trustee. . . . . . . . . . . . . . . . .        59
  SECTION 6.02.   Rights of Trustee. . . . . . . . . . . . . . . . .        61
  SECTION 6.03.   Individual Rights of Trustee . . . . . . . . . . .        62
  SECTION 6.04.   Trustee's Disclaimer . . . . . . . . . . . . . . .        63
  SECTION 6.05.   Notice of Defaults . . . . . . . . . . . . . . . .        63
  SECTION 6.06.   Reports by Trustee to Holders. . . . . . . . . . .        63
  SECTION 6.07.   Compensation and Indemnity . . . . . . . . . . . .        63
  SECTION 6.08.   Replacement of Trustee . . . . . . . . . . . . . .        64
  SECTION 6.09.   Successor Trustee by Merger. . . . . . . . . . . .        65
  SECTION 6.10.   Appointment of Co-Trustee or Separate Trustee. . .        66

  SECTION 6.11.   Eligibility; Disqualification. . . . . . . . . . .        67
  SECTION 6.12.   Preferential Collection of Claims Against Issuer .        67
  SECTION 6.13.   Representations and Warranties of the Trustee. . .        67
  SECTION 6.14.   Servicer's Obligations . . . . . . . . . . . . . .        68

ARTICLE VII   Noteholders' Lists and Reports . . . . . . . . . . . .        69
  SECTION 7.01.   Note Registrar To Furnish Trustee Names and
                  Addresses to Noteholders . . . . . . . . . . . . .        69
  SECTION 7.02.   Preservation of Information; Communications to
                  Noteholders. . . . . . . . . . . . . . . . . . . .        69
  SECTION 7.03.   Reports by Issuer. . . . . . . . . . . . . . . . .        69
  SECTION 7.04.   Reports by Trustee . . . . . . . . . . . . . . . .        70
  SECTION 7.05.   Statements to Noteholders and Equity
                  Certificateholders . . . . . . . . . . . . . . . .        70
  SECTION 7.06.   Availability of Reports, Statements and Other
                  Information to Note Owners in Luxembourg . . . . .        71

ARTICLE VIII  Trust Accounts, Disbursements and Releases . . . . . .        72
  SECTION 8.01.   Collection of Money. . . . . . . . . . . . . . . .        72
  SECTION 8.02.   Collection Account . . . . . . . . . . . . . . . .        72
  SECTION 8.03.   Distributions. . . . . . . . . . . . . . . . . . .        72
  SECTION 8.04.   Note Distribution Account. . . . . . . . . . . . .        73
  SECTION 8.05.   Servicing Account. . . . . . . . . . . . . . . . .        74
  SECTION 8.06.   Cash Collateral Account. . . . . . . . . . . . . .        74
  SECTION 8.07.   General Provisions Regarding Servicing Account,
                  Collection Account, Note Distribution Account and
                  Cash Collateral Account. . . . . . . . . . . . . .        76

ARTICLE IX    Supplemental Indentures. . . . . . . . . . . . . . . .        79
  SECTION 9.01.   Supplemental Indentures Without Consent of
                  Noteholders or Equity Certificateholders . . . . .        79
  SECTION 9.02.   Supplemental Indentures With Consent of
                  Noteholders and Equity Certificateholders. . . . .        80
  SECTION 9.03.   Execution of Supplemental Indentures . . . . . . .        82
  SECTION 9.04.   Effect of Supplemental Indenture . . . . . . . . .        82
  SECTION 9.05.   Conformity With Trust Indenture Act. . . . . . . .        83
  SECTION 9.06.   Reference in Notes to Supplemental Indentures. . .        83

ARTICLE X     Redemption of Notes. . . . . . . . . . . . . . . . . .        84
  SECTION 10.01.  Redemption . . . . . . . . . . . . . . . . . . . .        84
  SECTION 10.02.  Form of Redemption Notice. . . . . . . . . . . . .        84
  SECTION 10.03.  Notes Payable on Redemption Date . . . . . . . . .        85

ARTICLE XI    Miscellaneous. . . . . . . . . . . . . . . . . . . . .        86
  SECTION 11.01.  Compliance Certificates and Opinions, etc. . . . .        86
  SECTION 11.02.  Form of Documents Delivered to Trustee . . . . . .        88

  SECTION 11.03.  Acts of Noteholders. . . . . . . . . . . . . . . .        89
  SECTION 11.04.  Notices, etc., to Trustee, Issuer, Luxembourg Listing
                  Agent and Rating Agencies. . . . . . . . . . . . .        89
  SECTION 11.05.  Notices to Noteholders; Waiver . . . . . . . . . .        90
  SECTION 11.06.  Alternate Payment and Notice Provisions. . . . . .        91
  SECTION 11.07.  Conflict with Trust Indenture Act. . . . . . . . .        91
  SECTION 11.08.  Effect of Headings and Table of Contents . . . . .        91
  SECTION 11.09.  Successors and Assigns . . . . . . . . . . . . . .        91
  SECTION 11.10.  Severability . . . . . . . . . . . . . . . . . . .        91
  SECTION 11.11.  Benefits of Indenture. . . . . . . . . . . . . . .        92
  SECTION 11.12.  Legal Holidays . . . . . . . . . . . . . . . . . .        92
  SECTION 11.13.  Governing Law. . . . . . . . . . . . . . . . . . .        92
  SECTION 11.14.  Counterparts . . . . . . . . . . . . . . . . . . .        92
  SECTION 11.15.  Recording of Indenture . . . . . . . . . . . . . .        92
  SECTION 11.16.  No Petition. . . . . . . . . . . . . . . . . . . .        92
  SECTION 11.17.  Inspection . . . . . . . . . . . . . . . . . . . .        92
  SECTION 11.18.  Limitation of Liability. . . . . . . . . . . . . .        93
  SECTION 11.19.  Amendment of Cash Collateral Account Agreement . .        93

Testimonium, Signatures and Seals. . . . . . . . . . . . . . . . . .        95


Exhibit A     Form of Depository Agreement
Exhibit B     Form of Monthly Statements to Noteholders and Equity
              Certificateholders
Exhibit C-1   Form of Class A Note
Exhibit C-2   Form of Class B Note

          INDENTURE, dated as of October 1, 1996, between CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1, a trust formed pursuant to the laws of the State of New York (the "Issuer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, in its capacity as Trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's 5.60% Receivable-Backed Notes, Class A-1 (the "Class A-1 Notes"), 5.95% Receivable-Backed Notes, 6.11% Receivable-Backed Notes, Class A-2 (the "Class A-2 Notes"), 6.28% Receivable-Backed Notes, Class A-3 (the "Class A-3 Notes"), 6.57% Receivable-Backed Notes, Class A-4 (the "Class A-4 Notes"), and Class B (the "Class B Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Notes"):

          As security for the payment and performance by the Issuer of its obligations under this Indenture and the Notes, the Issuer hereby Grants to the Trustee, on behalf of and for the benefit of the Noteholders to secure the payment and performance of the Secured Obligations, the following (collectively, the "Trust Estate"):

                                GRANTING CLAUSE FIRST

          All rights, title, interest (including security interests) and privileges of the Issuer, whether now owned or hereafter acquired, whether now existing or hereafter arising and wherever located, in and to:

          (a) the Contracts and the related Equipment (subject to the rights of the Depositor therein, as set forth in the Transfer and Servicing Agreement);

          (b)  the Pledged Revenues;

          (c)  the Trust Accounts;

          (d) the Cash Collateral Account and the Insurance, Maintenance and Tax Accounts;

          (e) the Transfer and Servicing Agreement, including (i) any deemed loan made by the Issuer to the Depositor and the security therefor, including the security interest granted by the Depositor to the Issuer to secure such deemed loan, as described in Section 9.8 of the Transfer and Servicing Agreement, and (ii) the obligation of the Depositor pursuant to
     Section 2.1(a)(i)(3) of the Transfer and Servicing Agreement to cause payment of the allocable portion of Liquidation Proceeds to the Issuer and the security interest in the Leased Equipment granted by the Depositor to the Issuer pursuant to Section 2.1(c) of the Transfer and Servicing Agreement;

          (f) the Purchase Agreement, including (i) any Purchase Amount paid (other than any portion thereof attributable to the Book Value of the Leased Equipment) and (ii) any deemed loan made by the Depositor to the Originators and the security therefor, including the security interest in the Contracts and Equipment granted by the Originators to the Depositor to secure such deemed loan, as described in Section 2.2 of the Purchase Agreement; and

          (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivables, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

                                GRANTING CLAUSE SECOND

          All other property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or by anyone in its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

          The Trustee, for the benefit of the Holders of the Notes, acknowledges such Grant. The Trustee, on behalf of the Holders of the Notes, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                      ARTICLE I

                      DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  DEFINITIONS.

          All terms defined in the Transfer and Servicing Agreement or the Trust Agreement (each as defined below) shall have the same meaning in this Indenture. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

          "ACCOUNTING DATE" means, with respect to a Payment Date, the last day of the preceding calendar month.

          "ACT" has the meaning specified in Section 11.03(a).

          "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGGREGATE PRINCIPAL BALANCE" means, as of any date, the aggregate of the Principal Balances of each Class of Notes.

          "AMOUNT AVAILABLE" means, with respect to any Payment Date, the sum of
(i) the Available Pledged Revenues for such Payment Date, and (ii) that portion of the balance in the Cash Collateral Account available for withdrawal by the Trustee in accordance with Section 8.06(c).

          "AUTHORIZED OFFICER" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

          "AVAILABLE CASH COLLATERAL AMOUNT" means, with respect to a Payment Date, the amount of funds equal to the lesser of (i) the amount on deposit in the Cash Collateral Account (determined (a) exclusive of any net investment earnings thereon, and (b) before giving effect to any deposit to be made to or withdrawals from the Cash Collateral Account with respect to such Payment Date), and (ii) the Requisite Cash Collateral Amount.

          "AVAILABLE PLEDGED REVENUES" means, with respect to any Payment Date, the sum of (i) the Related Collection Period Pledged Revenues for such Payment Date, (ii) all Purchase Amounts (other than any portion thereof attributable to the Book Value of the Leased Equipment) on deposit in the Collection Account as of the immediately preceding Deposit Date, (iii) the amount paid by the Depositor to purchase the Contracts pursuant to Section 5.1 of the Transfer and Servicing Agreement on deposit in the Collection Account as of the immediately preceding Deposit Date, (iv) all net income from investments of funds in the Collection Account and the Note Distribution Account during the related Collection Period, and (v) to the extent necessary to pay the Note Interest Distributable Amount and the Equity Certificate Interest Distributable Amount for such Payment Date, the Current Collection Period Pledged Revenues for such Payment Date.

          "BOOK-ENTRY NOTE" means any Note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

          "BUSINESS DAY" means any day (other than a Saturday, Sunday or legal holiday) on which commercial banking institutions in New York, New York, or any other location of any successor Servicer or successor Trustee, are open for regular business.

          "CASH COLLATERAL ACCOUNT" means the Eligible Account established and maintained by the Trustee in accordance with Section 8.06.

          "CASH COLLATERAL ACCOUNT AGREEMENT" means the Loan Agreement, dated as of October 15, 1996, among the Depositor, the Owner Trustee, the Trustee, the Cash Collateral Account Lenders and the Cash Collateral Account Lenders' Agent, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

          "CASH COLLATERAL ACCOUNT LENDERS" means the parties identified as lenders in the Cash Collateral Account Agreement.

          "CASH COLLATERAL ACCOUNT LENDERS' AGENT" means the party identified as agent for the Cash Collateral Account Lenders in the Cash Collateral Account Agreement.

          "CLASS" means, when used with respect to the Notes, all Notes of a given Class.

          "CLASS A NOTES" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

          "CLASS A-1 INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess, if any, of the Class A-1 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-1 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to one-twelfth of the product of
(i) the Class A-1 Interest Rate and (ii) such excess.

          "CLASS A-1 INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Class A-1 Monthly Interest Distributable Amount and the Class A-1 Interest Carryover Shortfall for such Payment Date.

          "CLASS A-1 INTEREST RATE" means 5.60% per annum.

          "CLASS A-1 MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, an amount equal to one-twelfth of the product of (i) the Class A-1 Interest Rate and (ii) the Principal Balance of the Class A-1 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-1 Noteholders on or prior to such immediately preceding Payment Date (or, in the case of the first Payment Date, the Original Principal Balance of the Class A-1 Notes).

          "CLASS A-1 NOTES" means the 5.60% Receivable-Backed Notes, Class A-1, substantially in the form of Exhibit C-1.

          "CLASS A-1 STATED MATURITY DATE" means October 15, 1997 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "CLASS A-2 INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess, if any, of the Class A-2 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-2 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to one-twelfth of the product of
(i) the Class A-2 Interest Rate and (ii) such excess.

          "CLASS A-2 INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Class A-2 Monthly Interest Distributable Amount and the Class A-2 Interest Carryover Shortfall for such Payment Date.

          "CLASS A-2 INTEREST RATE" means 5.95% per annum.

          "CLASS A-2 MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, an amount equal to one-twelfth of the product of (i) the Class A-2 Interest Rate and (ii) the Principal Balance of the Class A-2 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-2 Noteholders on or prior to such immediately preceding Payment Date (or, in the case of the first Payment Date, the Original Principal Balance of the Class A-2 Notes).

          "CLASS A-2 NOTES" means the 5.95% Receivable-Backed Notes, Class A-2, substantially in the form of Exhibit C-1.

          "CLASS A-2 STATED MATURITY DATE" means July 15, 1998 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "CLASS A-3 INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess, if any, of the Class A-3 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-3 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to one-twelfth of the product of
(i) the Class A-3 Interest Rate and (ii) such excess.

          "CLASS A-3 INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Class A-3 Monthly Interest Distributable Amount and the Class A-3 Interest Carryover Shortfall for such Payment Date.

          "CLASS A-3 INTEREST RATE" means 6.11% per annum.

          "CLASS A-3 MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, an amount equal to one-twelfth of the product of (i) the Class A-3 Interest Rate and (ii) the Principal Balance of the Class A-3 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-3 Noteholders on or prior to such immediately preceding Payment Date (or, in the case of the first Payment Date, the Original Principal Balance of the Class A-3 Notes).

          "CLASS A-3 NOTES" means the 6.11% Receivable-Backed Notes, Class A-3, substantially in the form of Exhibit C-1.

          "CLASS A-3 STATED MATURITY DATE" means July 15, 1999 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "CLASS A-4 INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess, if any, of the Class A-4 Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class A-4 Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to one-twelfth of the product of
(i) the Class A-4 Interest Rate and (ii) such excess.

          "CLASS A-4 INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Class A-4 Monthly Interest Distributable Amount and the Class A-4 Interest Carryover Shortfall for such Payment Date.

          "CLASS A-4 INTEREST RATE" means 6.28% per annum.

          "CLASS A-4 MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, an amount equal to one-twelfth of the product of (i) the Class A-4 Interest Rate and (ii) the Principal Balance of the Class A-4 Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class A-4 Noteholders on or prior to such immediately preceding Payment Date (or, in the case of the first Payment Date, the Original Principal Balance of the Class A-4 Notes).

          "CLASS A-4 NOTES" means the 6.28% Receivable-Backed Notes, Class A-4, substantially in the form of Exhibit C-1.

          "CLASS A-4 STATED MATURITY DATE" means June 15, 2000 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "CLASS B INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess, if any, of the Class B Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Class B Notes on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to one-twelfth of the product of
(i) the Class B Interest Rate and (ii) such excess.

          "CLASS B INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Class B Monthly Interest Distributable Amount and the Class B Interest Carryover Shortfall for such Payment Date.

          "CLASS B INTEREST RATE" means 6.57% per annum.

          "CLASS B MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, an amount equal to one-twelfth of the product of (i) the Class B Interest Rate and (ii) the Principal Balance of the Class B Notes on the immediately preceding Payment Date, after giving effect to all payments of principal to Class B Noteholders on or prior to such immediately preceding Payment Date (or, in the case of the first Payment Date, the Original Principal Balance of the Class B Notes).

          "CLASS B NOTES" means the 6.57% Receivable-Backed Notes, Class B, substantially in the form of Exhibit C-2.

          "CLASS B STATED MATURITY DATE" means March 15, 2001 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "CLOSING DATE" means October 15, 1996.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          "COLLECTION ACCOUNT" means the Eligible Account or Accounts established and maintained by the Trustee in accordance with Section 8.02.

          "COLLECTION PERIOD" means, with respect to any Payment Date, the calendar month preceding the month in which such Payment Date occurs (such calendar month being referred to as the "related" Collection Period with respect to such Payment Date). With respect to an Accounting Date, the Collection Period in which such Accounting Date occurs is referred to herein as the "related" Collection Period with respect to such Accounting Date.

          "CONTRACT POOL PRINCIPAL BALANCE" means, with respect to any Payment Date, the sum of the Contract Principal Balances (computed as of the related Accounting Date) for all Contracts.

          "CONTRACT PRINCIPAL BALANCE" means, as of any Accounting Date:

          (i) in the case of a Lease Contract, the present value of the unpaid Scheduled Payments due on such Lease Contract after such Accounting Date (excluding all Scheduled Payments due on or prior to, but not received as of, such Accounting Date, as well as any Scheduled Payments due after, but received as of, such Accounting Date), after giving effect to any Prepayments received on or prior to such Accounting Date, discounted monthly at the rate of 8.10% per annum (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period); and

          (ii) in the case of a Loan Contract, the lesser of (a) the unpaid principal balance of such Loan Contract as of such Accounting Date (after giving effect to any Scheduled Payments due on or prior to such Accounting Date, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such Accounting Date, received as of such Accounting Date), and (b) the present value of the unpaid Scheduled Payments due on such Loan Contract after such Accounting Date (excluding all Scheduled Payments due on or prior to, but not received as of, such Accounting Date, as well as any Scheduled Payments due after, but received as of, such Accounting Date), after giving effect to any Prepayments received on or prior to such Accounting Date, discounted monthly at the rate of 8.10% per annum (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period);

PROVIDED that, for purposes of computing the Monthly Principal Amount or the Requisite Cash Collateral Amount for a given Payment Date (as well as all Payment Dates thereafter), the Contract Principal Balance of any Contract which became a Liquidated Contract during the related Collection Period or was required to be purchased by TCC as of the last day of the related Collection Period in accordance with

Section 2.6 of the Transfer and Servicing Agreement, will be deemed to be zero on and after the last day of such Collection Period.

          "CONTRACTS" means the Lease Contracts and the Loan Contracts.

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Agreement is located at 450 West 33rd Street, New York, New York 10001, Attention: Advance Structured Products Group; or at such other address as the Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Noteholders and the Issuer).

          "CURRENT COLLECTION PERIOD PLEDGED REVENUES" means, with respect to any Payment Date, the amount of Pledged Revenues in the Collection Account as of the immediately preceding Deposit Date which were received by the Servicer after the related Collection Period, including all Liquidation Proceeds so received but excluding any Purchase Amounts.

          "CURRENT REALIZED LOSSES" means, with respect to any Payment Date, the aggregate Liquidation Losses of all Contracts that became Liquidated Contracts during the related Collection Period.

          "CUT-OFF DATE" means October 1, 1996.

          "CUT-OFF DATE CONTRACT POOL PRINCIPAL BALANCE" is $3,185,229,329.

          "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

          "DEPOSIT DATE" means, with respect to any Collection Period, the Business Day immediately preceding the related Determination Date.

          "DEFINITIVE NOTES" means any Note evidenced by a definitive, fully registered Note and any Note issued in lieu of a Book-Entry Note pursuant to
Section 2.11.

          "DEPOSITOR" means Antigua Funding Corporation, a Delaware corporation.

          "DEPOSITORY" means the initial Depository, The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Class A Notes and the Class B Notes as of the Closing Date, and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          "DEPOSITORY AGREEMENT" means the agreement among the Issuer, the Trustee and The Depository Trust Company, as the initial Depository, dated as of the Closing Date, relating to the Notes, substantially in the form of Exhibit A.

          "DEPOSITORY PARTICIPANT" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "DETERMINATION DATE" means, with respect to any Collection Period, the fifth Business Day immediately preceding the related Payment Date.

          "DUFF & PHELPS" means Duff & Phelps Credit Rating Co., or any successor thereto.

          "ELIGIBLE ACCOUNT" means (i) an account maintained at an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company, such bank holding company) shall have capital and surplus of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company and has no securities which are rated, the securities of such bank holding company) shall have a credit rating from each of the Rating Agencies (if rated by such Rating Agency) in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Notes or the Equity Certificates, as confirmed in writing by such Rating Agency.

          "ELIGIBLE INSTITUTION" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund of the FDIC, which is subject to supervision and examination by federal or state authorities and whose short-term deposits, commercial paper or other short-term debt obligations have been rated at least P-1 by Moody's, A-1 by S&P, F-1 by Fitch (if rated by Fitch) and D-1 by Duff & Phelps (if rated by Duff & Phelps) or whose unsecured long-term debt has been rated in one of the two highest rating categories by each Rating Agency (if rated by such Rating Agency).

          "ELIGIBLE INVESTMENTS" means any one or more of the following types of investments:

          (i) direct obligations of, and obligations fully guaranteed as to timely receipt of principal and interest by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the short-term deposits, commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least P-1 by Moody's, A-1+ by S&P, F-1+ by Fitch (if rated by Fitch) and D-1+ by Duff & Phelps (if rated by Duff & Phelps); and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Bank Insurance Fund of the FDIC;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933, as amended, and have a rating from each of the Rating Agencies in its highest rating category;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment, have a credit rating of at least Aa3 from Moody's, AAA from S&P, AAA from Fitch (if rated by Fitch) and AAA from Duff & Phelps (if rated by Duff & Phelps);

          (vi) commercial paper having a rating of at least P-1 by Moody's, A-1+ by S&P, F-1+ by Fitch (if rated by Fitch) and D-1+ by Duff & Phelps (if rated by Duff & Phelps) at the time of such investment;

          (vii) investments in money market funds rated in the highest rating category by each of Moody's, S&P, Fitch (if rated by Fitch) and Duff & Phelps (if rated by Duff & Phelps); and

          (viii) any other investment which will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Notes or the Equity Certificates, as confirmed in writing by such Rating Agency.

Eligible Investments may be purchased by or through the Trustee or any of its Affiliates.

          "EQUIPMENT" means, with respect to any Contract, the property which is leased or purchased pursuant to such Contract, or which otherwise provides security for the payment of amounts payable thereunder.

          "EQUITY CERTIFICATE BALANCE" means, as of any date, the Original Equity Certificate Balance less all distributions previously made to the Equity Certificates in respect of principal.

          "EQUITY CERTIFICATE INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess, if any, of the Equity Certificate Interest Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of interest on the Equity Certificates on such preceding Payment Date, plus, to the extent permitted by law, an amount equal to one-twelfth of the product of (i) the Equity Certificate Interest Rate and (ii) such excess.

          "EQUITY CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Equity Certificate Monthly Interest Distributable Amount and the Equity Certificate Interest Carryover Shortfall for such Payment Date.

          "EQUITY CERTIFICATE INTEREST RATE" means 6.75% per annum.

          "EQUITY CERTIFICATE MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, an amount equal to one-twelfth of the product of
(i) the Equity Certificate Interest Rate and (ii) the Equity Certificate Balance on the immediately preceding Payment Date, after giving effect to all payments of principal to Equity Certificateholders on or prior to such immediately preceding Payment Date (or, in the case of the first Payment Date, the Original Equity Certificate Balance).

          "EQUITY CERTIFICATE POOL FACTOR" means, with respect to any Payment Date and the Equity Certificates, an six-digit decimal figure equal to the Equity Certificate Balance as of such Payment Date (after giving effect to all distributions on such date) divided by the original Equity Certificate Balance.

          "EQUITY CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date (other than the Equity Certificate Stated Maturity
Date), the Equity Certificateholders' Percentage of the Monthly Principal Amount for such Payment Date. The "Equity Certificate Principal Distributable Amount" on the Equity Certificate Stated Maturity Date will equal the Equity Certificate Balance as of such

Stated Maturity Date. In no event may the Equity Certificate Principal Distributable Amount for any Payment Date exceed the Equity Certificate Balance immediately prior to such Payment Date.

          "EQUITY CERTIFICATE STATED MATURITY DATE" means September 15, 2004 (or, if such day is not a Business Day, the next succeeding Business Day thereafter).

          "EQUITY CERTIFICATEHOLDER" means the holder of an Equity Certificate. It is expected that the Depositor, as the original holder of the Equity Certificates, will assign the Equity Certificates to the Revolving Trust Trustee in connection with the transactions contemplated hereby and by the Related Documents. As such, until notified to the contrary and at the direction of the Depositor, the Trustee shall be entitled to treat the Revolving Trust Trustee as the holder of all Equity Certificates for all purposes of this Indenture. In the event that the Issuer is terminated pursuant to Section 9.1(b) of the Trust Agreement and the Equity Certificates are canceled, all rights hereunder provided in respect of the Equity Certificates (including the right to receive distributions of principal, interest and other amounts described herein) shall automatically vest in the successor in interest to the Equity Certificateholders, as such successor in interest shall be identified by the Revolving Trust Trustee.

          "EQUITY CERTIFICATEHOLDERS' PERCENTAGE" means, with respect to any Payment Date, 100% minus the Noteholders' Percentage as of such Payment Date.

          "EVENT OF DEFAULT" has the meaning specified in Section 5.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXECUTIVE OFFICER" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, any Responsible Officer, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

          "FITCH" means Fitch Investors Service, L.P., or any successor thereto.

          "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Note Register.

          "INDEBTEDNESS" means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

          "INDENTURE" means this Indenture as amended or supplemented from time to time.

          "INDEPENDENT" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

          "INTEREST RATE" means the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate and the Class B Interest Rate, as applicable.

          "ISSUER" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

          "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

          "LEASE CONTRACTS" means the lease contracts listed on Exhibit A-1 to the Transfer and Servicing Agreement (excluding any such lease contract which has become a Purchased Contract) and all rights and obligations under such contracts, including, without limitation, all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date (whether in the form of (i) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments,
(iii) Liquidation Proceeds, (iv) Extension Fees, (v) payments to be applied by the Servicer to the payment of insurance charges, maintenance, taxes or other similar obligations, (vi) payments to be retained by the Servicer in payment of Administrative Fees, or otherwise), and all rights of the lessor in the related Equipment (other than any ownership interest of the lessor in such Equipment), Insurance Policies and any other security for the payment of amounts due under such contracts.

          "LIEN" means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

          "LIQUIDATED CONTRACT" means, with respect to any Collection Period,
(i) a Contract which, during such Collection Period, was charged off as uncollectible by the Servicer in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related Equipment and otherwise collected all proceeds (including any proceeds of insurance to be applied as described in Section 3.4(c)(ii) of the Transfer and Servicing Agreement) which, in the Servicer's reasonable judgment, can be collected under such Contract) following a default thereunder or upon damage to or destruction of such Equipment (if such Equipment is not to be replaced in accordance with Section 3.4(c)(i) of the Transfer and Servicing Agreement), or (ii) a Contract as to which, during such Collection Period, 10% or more of a Scheduled Payment shall have become 180 days delinquent.

          "LIQUIDATION LOSS" means, with respect to any Liquidated Contract, the amount, if any, by which (a) the Required Payoff Amount for such Liquidated Contract as of the date such Contract became a Liquidated Contract exceeds (b) that portion of the Liquidation Proceeds for such Liquidated Contract allocated to the Issuer.

          "LIQUIDATION PROCEEDS" means all amounts received by the Servicer (i) in connection with the liquidation of any Contract and disposition of the related Equipment or (ii) as insurance proceeds with respect to any damaged or destroyed Equipment to be applied as described in Section 3.4(c)(ii) of the Transfer and Servicing Agreement, in each case net of (a) reasonable out-of-pocket expenses incurred by or on behalf of the Servicer in connection with the collection of such Contract and the maintenance, repossession, repair, storage and disposition of the related Equipment (including taxes and insurance charges, to the extent in excess of amounts available therefor and relating to such Contract in the Insurance, Maintenance and Tax Accounts, as well as attorneys' fees) and (b) amounts that are required to be refunded to the Obligor on such Contract; PROVIDED, HOWEVER, that the Liquidation Proceeds with respect to any Contract and disposition of the related Equipment shall in no event be less than zero. Liquidation Proceeds shall be allocated as follows: (1) in the case of any Loan Contract, all Liquidation Proceeds shall be allocated to the Issuer; and (2) in the case of any Lease Contract, Liquidation Proceeds shall be allocated pro rata between the Issuer, on the one hand, and the Depositor, on the other, based upon the Required Payoff Amount for such Lease Contract (determined as of the Collection Period during which such Lease Contract became a Liquidated Contract) and the Book Value of the related Leased Equipment, respectively; PROVIDED that, in the event the Liquidation Proceeds exceed the sum of the Required Payoff Amount for a given Lease Contract plus the Book Value of the related Leased Equipment, any such excess shall be allocated solely to the Depositor.

          "LOAN CONTRACTS" means the installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables listed on Exhibit A-2 to the Transfer and Servicing Agreement (excluding any such contract, note, agreement or receivable which has become a Purchased Contract) and all rights and obligations under such contracts, including, without limitation, all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date (whether in the form of (i) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments, (iii) Liquidation Proceeds, (iv) Extension Fees, (v) payments to be applied by the Servicer to the payment of insurance charges, maintenance, taxes or other similar obligations,
(vi) payments to be retained by the Servicer in payment of Administrative Fees, or otherwise), and all rights of the secured party in the related Equipment, Insurance Policies and any other security for the payment of amounts due under such contracts.

          "LUXEMBOURG LISTING AGENT" has the meaning ascribed thereto in Section 3.23.

          "LUXEMBOURG PAYING AGENT" has the meaning ascribed thereto in Section 3.23.

          "MONTHLY PRINCIPAL AMOUNT" means, with respect to any Payment Date, the excess, if any, of (i) the sum of the Aggregate Principal Balance of the Notes and the Equity Certificate Balance as of such Payment Date (determined prior to the payment of any principal in respect thereof on such Payment Date), over (ii) the Contract Pool Principal Balance as of the last day of the Collection Period relating to such Payment Date.

          "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

          "NOTE" means a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note or Class B Note, as applicable.

          "NOTE DISTRIBUTION ACCOUNT" means the Eligible Account or Accounts established and maintained by the Trustee in accordance with Section 8.04.

          "NOTE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount, the Class A-3 Interest Distributable Amount, the Class A-4 Interest Distributable Amount and the Class B Interest Distributable Amount.

          "NOTE MAJORITY" means Holders representing a majority of the Principal Balance of each Class of the Notes then Outstanding.

          "NOTE OWNER" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in each case in accordance with the rules of such Depository) and with respect to any Definitive Notes, the Holder.

          "NOTE POOL FACTOR" means, with respect to any Payment Date and each Class of Notes, an six-digit decimal figure equal to the Principal Balance of such Class of Notes as of such Payment Date (after giving effect to all distributions on such date) divided by the original Principal Balance of such Class of Notes.

          "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date (other than the Stated Maturity Date with respect to any Class of Notes), the Noteholders' Percentage of the Monthly Principal Amount for such Payment Date. The Note Principal Distributable Amount on the Stated Maturity Date for any Class of

Notes will equal the sum of (i) the Noteholders' Percentage of the Monthly Principal Amount, plus (ii) the excess, if any, of the Principal Balance of such Class of Notes over the amount in clause (i). In no event may the Note Principal Distributable Amount for any Payment Date exceed the Principal Balance of the Notes immediately prior to such Payment Date.

          "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in Section 2.04.

          "NOTEHOLDERS' PERCENTAGE" means, (i) with respect to any Payment Date prior to the Payment Date on which the Equity Certificate Balance is reduced to $95,659,329, 97.70%, (ii) with respect to the Payment Date on which the Equity Certificate Balance is reduced to $95,659,329, the greater of (a) 97.70%, and
(b) 100% less that percentage of the Monthly Principal Amount for such Payment Date which is necessary to reduce the Equity Certificate Balance to $95,659,329,
(iii) with respect to any Payment Date thereafter and prior to the Payment Date on which the Principal Balance of the Class B Notes is reduced to zero, 100%,
(iv) with respect to the Payment Date on which the Principal Balance of the Class B Notes is reduced to zero, that percentage of the Monthly Principal Amount for such Payment Date which is necessary to reduce the Principal Balance of the Class B Notes to zero, and (vi) with respect to any Payment Date after the Payment Date on which the Principal Balance of the Class B Notes is reduced to zero, 0%.

          "NOTES" means the Class A Notes and the Class B Notes.

          "N.Y. UCC" means the UCC as in effect in the State of New York from time to time.

          "OFFICER'S CERTIFICATE" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

          "OPINION OF COUNSEL" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer or the Servicer and which shall comply with any applicable requirements of Section 11.01.

          "ORIGINAL EQUITY CERTIFICATE BALANCE" means $127,509,329.

          "ORIGINAL PRINCIPAL BALANCE" means (i) with respect to the Class A-1 Notes, $1,125,000,000, (ii) with respect to the Class A-2 Notes, $695,000,000,
(ii) with respect to the Class A-3 Notes, $659,000,000, (iv) with respect to the Class A-4 Notes, $400,220,000, and (v) with respect to the Class B Notes, $178,500,000.

          "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

          (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Trustee, has been made); and

          (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Related Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor or any Affiliate of any of the foregoing Persons.

          "OUTSTANDING AMOUNT" means the Aggregate Principal Balance of the Notes, or the Principal Balance of a Class of Notes, as applicable, Outstanding at the date of determination.

          "OWNER TRUSTEE" means The Bank of New York, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor trustee under the Trust Agreement.

          "PAYING AGENT" means the Trustee, the Luxembourg Paying Agent or any other Person that meets the eligibility standards for the Trustee specified in
Section 6.11 and is authorized by the Issuer to make the distributions from the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

          "PAYMENT DATE" means the fifteenth day of each calendar month (or, if such fifteenth day is not a Business Day, the next succeeding Business Day), commencing November 15, 1996.

          "PERSON" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "PLEDGED REVENUES" means (i) all Scheduled Payments on the Contracts received on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date); (ii) any Prepayments received on the Contracts on or after the Cut-Off Date (other than, in the case of a Lease Contract, any portion thereof allocated to the Depositor); (iii) the Purchase Amount of any Contracts purchased by TCC in accordance with Section 2.6 of the Transfer and Servicing Agreement (other than any portion thereof attributable to the Book Value of the Leased Equipment);
(iv) the amount paid by the Depositor to purchase the Contracts pursuant to
Section 5.1 of the Transfer and Servicing Agreement; (v) that portion of the Liquidation Proceeds received in respect of any Contracts and the related Equipment on or after the Cut-Off Date and allocated to the Issuer; (vi) that portion of any Extension Fees received on or after the Cut-Off Date and allocated to the Issuer; and (vii) any earnings on the investment of amounts credited to the Collection Account and the Note Distribution Account.

          "PREPAYMENT" means, with respect to any Collection Period for any Contract, a voluntary prepayment during such Collection Period of amounts due and owing under such Contract; PROVIDED that, in the case of any Lease Contract, the amount, if any, by which any such Prepayment exceeds the Required Payoff Amount for such Contract shall be allocated to the Depositor in respect of the related Leased Equipment.

          "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "PRINCIPAL BALANCE" means, as of any date, when used with respect to a Class of Notes, the Original Principal Balance of such Class, less all distributions previously made to such Class in respect of principal.

          "PRINCIPAL DEFICIENCY AMOUNT" means, with respect to any Payment Date, the lesser of (a) the Current Realized Losses for the related Collection Period or (b) the excess, if any, of (i) the Aggregate Principal Balance of the Notes plus the Equity

Certificate Balance (after giving effect to all distributions of principal from Available Pledged Revenues on such Payment Date), over (ii) the aggregate of the Required Payoff Amounts for all Contracts as of the last day of the related Collection Period.

          "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

          "PURCHASE AGREEMENT" means the Purchase and Sale Agreement, dated as of October 1, 1996, among TCC, the Originators and the Depositor.

          "PURCHASE AMOUNT" means, with respect to a Contract and related Equipment required to be purchased by TCC in accordance with Section 2.6 of the Transfer and Servicing Agreement, the sum of (i) the Required Payoff Amount for such Contract as of the Accounting Date on which such obligation to so purchase arises, plus (ii) in the case of a Lease Contract, the Book Value of the related Leased Equipment (that portion of the Purchase Amount attributable to such Book Value to be allocated to the Depositor).

          "PURCHASED CONTRACT" means, as of any Deposit Date, any Contract which TCC has purchased as of the related Accounting Date, as required by Section 2.6 of the Transfer and Servicing Agreement, and as to which, on or before such Deposit Date, (i) that portion of the Purchase Amount relating to the Required Payoff Amount for such Contract has been deposited in the Collection Account, and (ii) that portion, if any, of the Purchase Amount relating to the Book Value of the related Leased Equipment has been distributed to the Depositor.

          "RATING AGENCY" means each of Moody's, S&P, Fitch and Duff & Phelps, so long as such Persons maintain a rating on the Notes or the Equity Certificates; and, if none of Moody's, S&P, Fitch or Duff & Phelps maintains a rating on the Notes or the Equity Certificates, such other nationally recognized statistical rating organization, if any, selected by the Depositor.

          "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof and that each of the Rating Agencies shall have notified the Issuer, the Servicer, the Trustee, and the Depositor in writing that such action will not result in a reduction, qualification or withdrawal of the then-current rating of the Notes or the Equity Certificates.

          "RECORD DATE" means, with respect to a Payment Date or Redemption Date, the close of business on the last Business Day immediately preceding such Payment Date or Redemption Date (so long as the Notes are Book-Entry Notes), or the last day of the prior calendar month (if Definitive Notes have been issued).

          "REDEMPTION DATE" means, in the case of a redemption of the Notes pursuant to Section 10.01(a) or a payment to Noteholders pursuant to Section 10.01(b), the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.01(a) or 10.01(b), as applicable.

          "REDEMPTION PRICE" means (a) in the case of a redemption of the Notes pursuant to Section 10.01(a), an amount equal to the principal amount of the Notes redeemed plus accrued and unpaid interest on the principal amount of each Class of Notes at the respective Interest Rate for each such Class of Notes being so redeemed to but excluding the Redemption Date, or (b) in the case of a payment made to Noteholders pursuant to Section 10.01(b), the amount on deposit in the Note Distribution Account, but not in excess of the amount specified in clause (a) above.

          "REGISTERED HOLDER" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

          "RELATED COLLECTION PERIOD PLEDGED REVENUES" means, with respect to any Payment Date, the amount of Pledged Revenues in the Collection Account which were received by the Servicer during the related Collection Period, including all Liquidation Proceeds so received but excluding any Purchase Amounts.

          "RELATED DOCUMENTS" means the Trust Agreement, the Notes, the Equity Certificates, the Transfer and Servicing Agreement, the Purchase Agreement, the Cash Collateral Account Agreement, the Depository Agreements and the underwriting agreements between the Depositor and the underwriters of the Notes. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

          "REQUIRED PAYOFF AMOUNT" means, with respect to any Collection Period for any Contract, the sum of (i) the Scheduled Payment due in such Collection Period, together with any Scheduled Payments due in prior Collection Periods but not yet received, plus (ii) the Contract Principal Balance of such Contract (after taking into account the Scheduled Payment due in such Collection Period, whether or not received).

          "REQUISITE CASH COLLATERAL AMOUNT" means, (i) with respect to any Payment Date on or prior to the Payment Date occurring in October, 1997, an amount equal to $207,040,000, and (ii) with respect to any Payment Date thereafter, an amount equal to the greater of (a) the sum of (1) 8.0% of the Contract Pool Principal Balance for such Payment Date, plus (2) the excess, if any, of (A) the sum of the Aggregate Principal Balance of the Notes and the Equity Certificate Balance after giving effect to any payment of principal in respect thereof on such Payment Date, over (B) the Contract Pool Principal Balance for such Payment Date, and (b) $63,704,600; PROVIDED that in no event will the Requisite Cash Collateral Amount exceed the sum of the Aggregate Principal Balance of the Notes and the Equity Certificate Balance.

          "RESPONSIBLE OFFICER" means, with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer its corporate trust affairs relating to the Trust Estate.

          "REVOLVING TRUST TRUSTEE" means The First National Bank of Chicago, not in its individual capacity but solely as trustee for the Capita Revolving Trust 1996-1.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "SCHEDULE OF CONTRACTS" means, collectively, the schedules of Lease Contracts and Loan Contracts (which shall be made available to the parties to the Transfer and Servicing Agreement on a computer disk or other data storage medium) attached to the Transfer and Servicing Agreement as (or described in) Exhibit A-1 and Exhibit A-2, respectively.

          "SCHEDULED PAYMENT" means, with respect to any Collection Period for any Contract during the Original Term of such Contract, the scheduled payment or payments due under such Contract in such Collection Period other than those portions of such payments which, under such Contract, are to be (i) applied by the Servicer to the payment of insurance charges, maintenance, taxes and other similar obligations, or (ii) retained by the Servicer in payment of Administrative Fees.

          "SECURED OBLIGATIONS" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Trustee for the benefit of the Noteholders under this Indenture.

          "SERVICING ACCOUNT" means the Eligible Account or Accounts established and maintained pursuant to Section 8.05.

          "STATE" means any one of the 50 states of the United States of America or the District of Columbia.

          "STATED MATURITY DATE" means, with respect to (i) each Class of Notes, the Class A-1 Stated Maturity Date, the Class A-2 Stated Maturity Date, the Class A-3 Stated Maturity Date, the Class A-4 Stated Maturity Date and the Class B Stated Maturity Date, as appropriate, and (ii) the Equity Certificates, the Equity Certificate Stated Maturity Date.

          "TCC" means AT&T Capital Corporation, a Delaware corporation.

          "TERMINATION DATE" means the date on which the Trustee shall have received payment and performance of all Secured Obligations and the obligations of the Trustee to the Holders of Equity Certificates hereunder and to the Cash Collateral Account Lenders and the Depositor under the Cash Collateral Account Agreement shall have been satisfied, or such earlier date on which the Issuer is terminated in accordance with the Trust Agreement.

          "TRANSFER AND SERVICING AGREEMENT" means the Transfer and Servicing Agreement, dated as of October 1, 1996, among the Depositor, the Servicer, the Trustee and the Issuer.

          "TRUST ACCOUNTS" means the Servicing Account, the Collection Account and the Note Distribution Account, and such other accounts as may be established in the name of the Issuer or the Trustee pursuant to the Trust Agreement or the Transfer and Servicing Agreement.

          "TRUST AGREEMENT" means the Amended and Restated Trust Agreement, dated as of October 1, 1996, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time in accordance with the terms thereof.

          "TRUST ESTATE" means the Trust Estate as described in the Granting Clauses hereof.

          "TRUST INDENTURE ACT" OR "TIA" means the Trust Indenture Act of 1939, as amended, as in force on the date hereof, unless otherwise specifically provided.

          "TRUSTEE" means The Chase Manhattan Bank, a New York banking corporation, as Trustee under this Indenture, or any successor Trustee under this Indenture.

          "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

          SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

          SECTION 1.03.  RULES OF CONSTRUCTION.  Unless otherwise specified:

          (i)       a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii)     "or" is not exclusive;

          (iv)      "including" means including without limitation;

          (v) words in the singular include the plural and words in the plural include the singular; and

          (vi) references to Sections, Subsections, Schedules and Exhibits shall refer to such portions of this Indenture.

          Unless the context shall clearly indicate otherwise, or may otherwise require, in this Indenture the terms "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Indenture as a whole and not to any particular article, section or subdivision hereof.

                                      ARTICLE II

                                      THE NOTES

          SECTION 2.01. FORM. Each Class of Class A Notes and the Class B Notes, in each case together with the Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibits C-1 and C-2, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          The terms of the Notes set forth in Exhibits C-1 and C-2 are part of the terms of this Indenture.

          SECTION 2.02. EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          The Trustee shall upon receipt of an Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of $1,125,000,000, Class A-2 Notes for original issue in an aggregate principal amount of $695,000,000, Class A-3 Notes for original issue in an aggregate principal amount of $659,000,000, Class A-4 Notes for original issue in an aggregate principal amount of $400,220,000 and Class B Notes in an aggregate principal amount of $178,500,000. The aggregate principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.05.

          Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $10,000 and in integral multiples thereof.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          SECTION 2.03. TEMPORARY NOTES. Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.04. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee shall be the initial "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may revoke the appointment of, and remove, any Note Registrar if the Issuer determines in its sole discretion that such Note Registrar failed to perform its obligations under this Indenture in any material respect. Any Note Registrar shall be permitted to resign as Note Registrar upon 30 days' notice to the Issuer and, if the Note Registrar is not the Trustee, to the Trustee; PROVIDED, HOWEVER, that such resignation shall not be effective and such Note Registrar shall continue to perform its duties as Note Registrar until the Issuer has appointed a successor Note Registrar or elected to assume such duties. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

          If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

          Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

          At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in a "signature guarantee program" determined by the Note Registrar in accordance with the Exchange Act, and such other documents as the Trustee may require.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

          The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

          SECTION 2.05. MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by the Trustee to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

          Upon the issuance of any replacement Note under this Section, the Issuer or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee or the Note Registrar) connected therewith.

          Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.06. PERSON DEEMED OWNER. Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

          SECTION 2.07.  PAYMENT OF PRINCIPAL AND INTEREST; DEFAULTED INTEREST.

          (a) The Notes shall accrue interest as provided in the forms of the Class A Notes and the Class B Note set forth in Exhibits C-1 and C-2, respectively, and such interest shall be payable on each Payment Date as specified therein, subject to Section 3.01. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on the Record Date in the name of the nominee of the Depository, payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date, which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

          (b) The principal of each Note shall be payable in installments on each Payment Date as provided in the forms of the Class A Notes and the Class B Note set forth in Exhibits C-1 and C-2, respectively. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or a Note Majority have declared the Notes to be immediately due and payable in the manner provided in Section
5.02. All principal payments on a class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

          SECTION 2.08. CANCELLATION. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it, provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Trustee.

          SECTION 2.09. BOOK-ENTRY NOTES. The Notes, upon original issuance, will be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Each such Note shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Note Owner will receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in
Section 2.11. Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.11:

          (i) the provisions of this Section shall be in full force and effect;

          (ii) the Note Registrar and the Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          (iv) the rights of Note Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee.

          SECTION 2.10. NOTICES TO DEPOSITORY. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.11, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository and shall have no obligation to the Note Owners.

          SECTION 2.11. DEFINITIVE NOTES. If (i) the Depositor advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities with respect to the Notes, and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, a Note Majority advises the Trustee and the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Note Owners, then the Depository shall notify all Note Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Trustee of the Note or Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee or a Paying Agent (if other than the Trustee), to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

          SECTION 2.12. CALCULATIONS. All calculations of the amount of interest accrued on the Equity Certificates and the Notes and all calculations of the amount of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          SECTION 2.13. DEPOSIT OF SERIES 1996-1 NOTE PROCEEDS. From the proceeds derived from the sale of the Notes, including any accrued interest paid as part of the purchase price thereof, there shall be deposited with the
Trustee:

          (1) for credit to the Note Distribution Account, an amount equal to any accrued interest on the Notes paid as part of the purchase price thereof; and

          (2) for credit to the Cash Collateral Account, as the initial deposit required to be made by the Depositor in accordance with the Cash Collateral Account Agreement, an amount equal to $95,558,000.

The balance of the proceeds of the Notes shall be paid to or upon the order of the Depositor.

                                     ARTICLE III

                                      COVENANTS

          SECTION 3.01. PAYMENT OF PRINCIPAL AND INTEREST. The Issuer will duly and punctually pay the principal and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Payment Date in accordance with Section 8.04(b). Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

          SECTION 3.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Trustee to serve as its agent for the foregoing purposes. In the event Definitive Notes are issued pursuant to Section 2.11, the Issuer will also maintain in Luxembourg an office or agency where Notes may be surrendered for registration of transfer or exchange. The Issuer hereby appoints the Luxembourg Paying Agent to serve as its agent for such purposes. The Issuer will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

          SECTION 3.03.  MONEY FOR PAYMENTS TO BE HELD IN TRUST.  As provided in
Section 8.04, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account pursuant to Section 8.04(b) shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payments of Notes shall be paid over to the Issuer.

          On or before the Business Day preceding each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Trustee) shall promptly notify the Trustee of its action or failure so to act.

          The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Trustee notice of any default (of which it has actual knowledge) by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and upon Issuer Request shall be deposited by the Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The

City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to or for the account of the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or of any Paying Agent, at the last address of record for each such Holder).

          SECTION 3.04. EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a trust under the laws of the State of New York (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Contracts and each other instrument or agreement included in the Trust Estate.

          SECTION 3.05. PROTECTION OF TRUST ESTATE. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Trustee to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Trustee, for the benefit of the Noteholders, a first lien on and a first priority, perfected security interest in the Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Servicer and delivered to the Issuer, and will take such other action necessary or advisable to:

          (i)       grant more effectively all or any portion of the Trust
     Estate;

          (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Trustee for the benefit of the Trustee created by this Indenture or carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iv) enforce any of the Contracts and each other instrument or agreement included in the Trust Estate;

          (v) preserve and defend title to the Trust Estate and the rights of the Trustee in such Trust Estate against the claims of all persons and parties; or

          (vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Trustee pursuant to this Section.

          SECTION 3.06.  OPINIONS AS TO TRUST ESTATE.

          (a) On the Closing Date, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Trustee, for the benefit of the Trustee, created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

          (b) On or before April 30 in each calendar year, beginning in 1997, the Issuer shall furnish to the Trustee an Opinion of Counsel with respect to each jurisdiction in which the Contracts are located or a Uniform Commercial Code financing statement has been filed by the Servicer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the first priority lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

          SECTION 3.07.  PERFORMANCE OF OBLIGATIONS; SERVICING OF CONTRACTS.

          (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Servicing Agreement or such other instrument or agreement.

          (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture. The Owner Trustee shall not be responsible for the action or inaction of the Servicer.

          (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Related Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as expressly provided herein, the Issuer shall not waive, amend, modify, supplement or terminate any of its Related Documents or any provision thereof without the consent of the Trustee or a Note Majority.

          (d) If the Issuer shall have knowledge of the occurrence of a Servicer Termination Event under the Transfer and Servicing Agreement, the Issuer shall promptly notify the Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect of such default. If a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Contracts, the Issuer shall take all reasonable steps available to it to remedy such failure.

          (e) If the Issuer has given notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.2 of the Transfer and Servicing Agreement, as promptly as possible thereafter, the Issuer shall appoint a successor servicer in accordance with Section 8.3 of the Transfer and Servicing Agreement.

          (f) Upon any termination of the Servicer's rights and powers pursuant to the Transfer and Servicing Agreement, the Issuer shall promptly notify the Trustee. As soon as a successor Servicer is appointed, the Issuer shall notify the Trustee of such appointment, specifying in such notice the name and address of such successor Servicer.

          (g) The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Depositor of their respective duties under the Related Documents if the effect thereof would adversely affect the Holders of the Notes.

          SECTION 3.08. NEGATIVE COVENANTS. Until the Termination Date, the Issuer shall not:

          (i) except as expressly permitted by this Indenture or the Trust Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Trustee;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

          (iii)     dissolve or liquidate in whole or in part;

          (iv) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby;

          (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the Trustee created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on the Equipment and arising solely as a result of an action or omission of the related Obligor);

          (vi) permit the lien in favor of the Trustee created by this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien described in clause (v) above) security interest in the Trust Estate; or

          (vii) amend, modify or fail to comply with the provisions of the Related Documents without the prior written consent of the Trustee.

          SECTION 3.09. ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended December 31, 1996), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

          (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

          (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

          SECTION 3.10.  ISSUER MAY CONSOLIDATE OR MERGE ONLY ON CERTAIN TERMS.

          (a) The Issuer shall not consolidate or merge with or into any other Person, unless

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Related Document on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel which shall be delivered to and shall be satisfactory to the Trustee to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Noteholder or any Equity Certificateholder;

          (v) any action as is necessary to maintain the lien and security interest created in favor of the Trustee by this Indenture shall have been taken;

          (vi) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (a)(v) of this Section or that no such actions will be taken) each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been compiled with (including any filing required by the Exchange Act); and

          (vii) the Issuer or the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

          (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person (except as expressly permitted by the Indenture or the Transfer and Servicing Agreement), unless

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each Related Document on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel which shall be delivered to and shall be satisfactory to the Trustee to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Noteholder or any Equity Certificateholder;

          (v) any action as is necessary to maintain the lien and security interest created in favor of the Trustee by this Indenture shall have been taken;

          (vi) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (b)(v) of this Section or that no such actions will be taken) each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

          (vii) the Person acquiring by conveyance or transfer the properties or assets of the Issuer has a net worth, immediately after such conveyance or transfer, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such conveyance or transfer.

          SECTION 3.11.  SUCCESSOR OR TRANSFEREE.

          (a)  Upon any consolidation or merger of the Issuer in accordance with
Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

          (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Capita Equipment Receivables Trust 1996-1 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Trustee stating that Capita Equipment Receivables Trust 1996-1 is to be so released.

          SECTION 3.12. NO OTHER BUSINESS. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Contracts and the related Equipment in the manner contemplated by this Indenture and the Related Documents and activities incidental thereto.

          SECTION 3.13. NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes and (ii) any other Indebtedness permitted by or arising under the Related Documents. The proceeds of the Notes shall be used exclusively to fund the Depositor's purchase of the Contracts and the other assets specified in the Transfer and Servicing Agreement and to pay the Issuer's organizational, transactional and start-up expenses.

          SECTION 3.14. SERVICER'S OBLIGATIONS. The Issuer shall monitor the performance of the Servicer under the Transfer and Servicing Agreement, and shall use its reasonable good faith efforts to cause the Servicer duly and punctually to perform all of its duties and obligations thereunder.

          SECTION 3.15. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by the Transfer and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuming another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, any other interest in, or make any capital contribution to, any other Person.

          SECTION 3.16. INCOME TAX CHARACTERIZATION. The Depositor has structured the Trust Agreement, this Indenture, the Cash Collateral Account Agreement, the Notes and the Equity Certificates with the intention that the Notes will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Depositor secured by the Contracts. The Depositor, the Servicer, each Noteholder and each Note Owner agree to treat and to take no action inconsistent with the treatment of the Notes as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Noteholder and each Note Owner, by acceptance of its Note or beneficial interest therein, agrees to be bound by the provisions of this Section. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness under applicable tax law, as described in this Section.

          SECTION 3.17. RESTRICTED PAYMENTS. Except as expressly permitted by this Indenture, the Trust Agreement or the Transfer and Servicing Agreement, the Issuer shall not, directly or indirectly, (i) make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose. The Issuer will not, directly or indirectly, make payments to or distributions from any of the Trust Accounts except in accordance with this Indenture and the Related Documents.

          SECTION 3.18. NOTICE OF EVENTS OF DEFAULT. The Issuer agrees to give the Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Depositor of its obligations under the Transfer and Servicing Agreement.

          SECTION 3.19. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 3.20. COMPLIANCE WITH LAWS. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Related Document.

          SECTION 3.21. AMENDMENTS OF TRANSFER AND SERVICING AGREEMENT AND TRUST AGREEMENT. The Issuer shall not agree to any amendment to Section 9.1 of the

Transfer and Servicing Agreement or Section 11.1 of the Trust Agreement to eliminate the requirements thereunder that the Trustee or the Holders of the Notes consent to amendments thereto as provided therein.

          SECTION 3.22. TRUST OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Trustee or of any successor or assign of the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          SECTION 3.23. APPOINTMENT OF LUXEMBOURG PAYING AGENT AND LUXEMBOURG LISTING AGENT. The Issuer hereby appoints Kredietbank S.A. Luxembourgeoise as paying agent in Luxembourg (the "Luxembourg Paying Agent") and, so long as the Notes are listed on the Luxembourg Stock Exchange, as listing agent in Luxembourg (the "Luxembourg Listing Agent") with respect to the Notes. The Issuer will cause Kredietbank S.A. Luxembourgeoise to execute and deliver to the Trustee an instrument satisfying the requirements of Section 3.03 (in its capacity as a Paying Agent) and in which Kredietbank S.A. Luxembourgeoise shall also agree with the Trustee to perform all obligations under this Indenture in its capacity as Luxembourg Paying Agent and Luxembourg Listing Agent. All fees and expenses of the Luxembourg Paying Agent and the Luxembourg Listing Agent shall be paid by the Servicer in accordance with the Transfer and Servicing Agreement.

                                      ARTICLE IV

                              SATISFACTION AND DISCHARGE

          SECTION 4.01. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.07, 3.08, 3.10, 3.12, 3.13, 3.16, 3.20 and 3.21, (v) the rights, obligations and immunities of the Trustee hereunder (including the rights of the Trustee under Section 6.07 and the obligations of the Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

          (A)  either

               (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

               (2) all Notes not theretofore delivered to the Trustee for cancellation

                    (i)       have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity Date within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as part of the Trust Estate cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust in an Eligible Account in the name of the Trustee for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation when due to their Stated Maturity Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01(a)), as the case may be;

          (B) the Issuer has paid or caused to be paid all Secured Obligations; and

          (C) the Issuer has delivered to the Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and the Rating Agency Condition has been satisfied.

          Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Trustee to the Holders of Equity Certificates hereunder and to the Cash Collateral Account Lenders and the Depositor under the Cash Collateral Account Agreement shall survive until the payment in full of the Equity Certificates and the payment of all amounts due and owing to the Cash Collateral Account Lenders and the Depositor under the Cash Collateral Account Agreement or the termination of the Issuer in accordance with the Trust Agreement.

          SECTION 4.02. APPLICATION OF TRUST MONEY. All moneys deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

          SECTION 4.03. REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to
Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          SECTION 4.04. RELEASE OF TRUST ESTATE. The Trustee shall, on or after the Termination Date, release any remaining portion of the Trust Estate from the lien created by this Indenture and deposit in the Collection Account any funds then on deposit in any other Trust Account. The Trustee shall release property from the lien created by this Indenture pursuant to this Section only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

                                      ARTICLE V

                                       REMEDIES

          SECTION 5.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

          (ii) default in the payment of the principal of any Note on the Redemption Date or Stated Maturity Date applicable thereto; or

          (iii) default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (iv) the commencement of an involuntary case against the Issuer or the Depositor under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, and such case is not dismissed within 60 days; or

          (v) (A) the commencement by the Issuer or the Depositor of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, (B) the entry of an order for relief in an involuntary case against the Issuer or the Depositor under any such law, (C) the consent by the Issuer or the Depositor to the entry of any such order for relief, (D) the consent by the Issuer or the Depositor to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or the Depositor or for any substantial part of the Trust Estate, (E) the making by the Issuer or the Depositor of any general assignment for the benefit of creditors, (F) the failure by the Issuer or the Depositor generally to pay its debts as such debts become due, (G) the liquidation of the Issuer or the Depositor, or (H) the taking of action by the Issuer or the Depositor, as applicable, in furtherance of any of the foregoing.

          The Issuer shall deliver to the Trustee, within five days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) or (iv), its status and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 5.02.  RIGHTS UPON EVENT OF DEFAULT.

          If an Event of Default shall have occurred and be continuing, a Note Majority or the Trustee may, upon prior written notice to the Rating Agencies, declare by written notice to the Issuer that the Notes become, whereupon they shall become, immediately due and payable at par, together with accrued interest thereon. Notwithstanding anything to the contrary in this Section, if an Event of Default specified in Section 5.01(iv) or (v) shall occur and be continuing, the Notes shall become immediately due and payable at par, together with accrued interest thereon. If an Event of Default shall have occurred and be continuing, the Trustee may exercise any of the remedies specified in Sections 5.03 and 5.04.

          SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE; AUTHORITY OF TRUSTEE.

          (a) The Issuer covenants that if any Notes are accelerated following the occurrence of an Event of Default, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

          (b) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

          (c) In case there shall be pending, relative to the Issuer, the Depositor or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Depositor or such other obligor or Person, or its property, or in case of any other comparable judicial Proceedings relative to the Issuer, the Depositor or other obligor upon the Notes, or to the creditors or property of the Issuer, the Depositor or such other obligor, the Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

          (d) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

          (e) All rights of action and of asserting claims under this Indenture or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

          (f) In any Proceedings brought by the Trustee (including any Proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

          SECTION 5.04. REMEDIES. If an Event of Default shall have occurred and be continuing, the Trustee may (subject to Section 5.05) and, in the case of an Event of Default described in Section 5.01(iv) or (v), shall, as to the actions described in the following clauses (i), (ii) and (iii):

          (i) institute Proceedings in its own name and as or on behalf of a trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and any other remedy available to the Trustee and take any other appropriate action to protect and enforce the rights and remedies of the Trustee on behalf of the Noteholders; and

          (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; PROVIDED, HOWEVER, that the Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default unless

               (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto,

               (B) the proceeds of such sale or liquidation distributable to the Noteholders will be sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest, or

               (C) the Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Trustee provides prior written notice to the Rating Agencies and obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes.

In determining such sufficiency or insufficiency with respect to clause (B) or
(C), the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

          SECTION 5.05. OPTIONAL PRESERVATION OF THE CONTRACTS. If any Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

          SECTION 5.06.  PRIORITIES.

          If the Trustee collects any money or property pursuant to this Article V, including any money or property in respect of liquidation of the Trust Estate pursuant to Section 5.04(a)(iv), the Trustee shall pay as promptly as practicable out the money or property in the following order:

          FIRST:  amounts due and owing to the Trustee pursuant to Section 6.07;

          SECOND: amounts due and owing and required to be distributed to the Servicer pursuant to priority (i) of Section 8.03 and not previously distributed;

          THIRD: to Class A Noteholders for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest;

          FOURTH: to Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal;

          FIFTH: to Class B Noteholders for amounts due and unpaid on the Class B Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for interest;

          SIXTH: to Class B Noteholders for amounts due and unpaid on the Class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal;

          SEVENTH: amounts due and unpaid on the Equity Certificates for interest and principal, to the Owner Trustee for distribution to Equity Certificateholders in accordance with Section 5.2(c) of the Trust Agreement;

          EIGHTH: to the parties entitled thereto in accordance with the Cash Collateral Agreement for amounts due and unpaid thereunder; and

          NINTH: the remainder, if any, to the Owner Trustee for distribution to Equity Certificateholders in accordance with Section 5.2(d) of the Trust Agreement.

          SECTION 5.07. LIMITATION OF SUITS. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (ii) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Trustee to institute such Proceeding in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

          (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

          In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Trustee may conclusively rely on and act upon the request of the group representing the largest Outstanding Amount of the Notes.

          SECTION 5.08. UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

          SECTION 5.09. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

          SECTION 5.10. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11. DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

          SECTION 5.12. CONTROL BY NOTEHOLDERS. The Holders of a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that

          (i) such direction shall not be in conflict with any rule of law or with this Indenture;

          (ii) subject to the express terms of Section 5.04, any direction to the Trustee to sell or liquidate all or any portion of the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes; and

          (iii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; PROVIDED, HOWEVER, that, subject to Section 6.01, the Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

          SECTION 5.13.  WAIVER OF PAST DEFAULTS.

          The Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 5.14. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

          SECTION 5.15. WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.16. ACTION ON NOTES. The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

          SECTION 5.17.  PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS.

          (a) Promptly following a request from the Trustee to do so and at the Depositor's expense, the Issuer agrees to take all such lawful action as the Trustee may request to compel or secure the performance and observance by the Depositor or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transfer and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transfer and Servicing Agreement to the extent and in the manner directed by the Trustee, including the transmission of notices of default on the part of the Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor or the Servicer of each of their obligations under the Transfer and Servicing Agreement.

          (b) If an Event of Default has occurred and is continuing, the Trustee may, and at the direction (which direction shall be in writing, including facsimile) of the Holders of at least 66-2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor or the Servicer under or in connection with the Transfer and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                                      ARTICLE VI

                                     THE TRUSTEE

          SECTION 6.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture with the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and, if applicable, the Trustee's other Related Documents.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Transfer and Servicing Agreement.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          (i) In no event shall the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, or any other party, under the Transfer and Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, powers, duties and privileges of the Servicer, in accordance with the terms of the Transfer and Servicing Agreement.

          (j) The Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Transfer and Servicing Agreement.

          (k) Without limiting the generality of this Section, the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement evidencing a security interest in the Equipment, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Equipment or Obligors or to effect or maintain any such insurance, (iii) except as specifically provided in the Transfer and Servicing Agreement, to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Estate, (iv) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture or the Transfer and Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Equipment at any time or ascertain or inquire as to the performance of observance of any of the Issuer's, the Depositor's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer under the Transfer and Servicing Agreement.

          (l) Except for actions expressly authorized by this Indenture or the Transfer and Servicing Agreement or taken by the Trustee pursuant to Section 6.01(a), the Trustee shall take no action reasonably likely to impair (i) the interests of the Trust

Estate in any contract or agreement now existing or hereafter created or (ii) the value of any contract or agreement now existing or hereafter created.

          (m) The Trustee shall have no power to vary the corpus of the Trust Estate, except as expressly provided in this Indenture.

          (n) In the event that the Note Registrar or the Paying Agent (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Note Registrar or the Paying Agent, as the case may be, under this Indenture, the Trustee shall be obligated, as soon as possible upon knowledge of a Responsible Officer thereof and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner so required.

          (o) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Event of Default (other than an Event of Default pursuant to Section 5.01(i) or (ii)) unless a Responsible Officer of the Trustee shall have received written notice thereof or otherwise has actual knowledge thereof. In the absence of receipt of such notice or knowledge, the Trustee may conclusively assume that there is no Event of Default.

          SECTION 6.02.  RIGHTS OF TRUSTEE.

          Except as otherwise provided in Section 6.01:

          (a) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not (except under the circumstances described in paragraph (g) below) investigate any fact or matter stated in the document;

          (b) before the Trustee acts or refrains from acting, it may require an Officer's Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel, as applicable, or as directed by the requisite amount of Note Owners as provided herein;

          (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

          (d) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

     PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith;

          (e) the Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Notes, pursuant to the provisions of this Indenture, unless such Holders of Notes shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; PROVIDED, HOWEVER, that the Trustee shall, upon the occurrence of an Event of Default (that has not been cured), exercise the rights and powers vested in it by this Indenture with the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Notes evidencing not less than 25% of the Outstanding Amount thereof; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture or the Transfer and Servicing Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Trustee, shall be immediately reimbursed by the Person making such request upon demand; and

          (h) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

          SECTION 6.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee is required to comply with Sections
6.11 and 6.12.

          SECTION 6.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and, except as provided in Section 6.13, makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 6.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

          SECTION 6.06. REPORTS BY TRUSTEE TO HOLDERS. The Trustee shall provide or cause to be provided to each Noteholder all such tax information as may be required by law to be distributed to enable such holder to prepare its federal and state income tax returns.

          SECTION 6.07.  COMPENSATION AND INDEMNITY.

          (a) The Servicer, pursuant to the Transfer and Servicing Agreement, has covenanted and agreed to pay to the Trustee, and the Trustee shall be entitled to, certain annual fees and to reimburse the Trustee for all ordinary and reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties hereunder (excluding those incurred or made in the performance of its duties under Article V, as referred to in paragraph (b) below). Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

          (b) The Trustee shall also be entitled to reimbursement, from moneys available therefor in accordance with Section 5.06, for all reasonable out-of-pocket expenses (including the reasonable fees of any attorneys, investment bankers and public accountants) incurred or made by it in connection with the performance of its duties under Article V. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Indenture or the Related Documents, the Trustee agrees that the obligations of the Issuer to the Trustee hereunder and under the

Related Documents shall be recourse to the Trust Estate only. In addition, the Trustee agrees that its recourse to the Issuer or the Trust Estate shall be limited to the right to receive the reimbursement referred to in the first sentence of this paragraph.

          (c) The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or reasonable expense incurred in connection with this Indenture or the Notes, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee of its duties hereunder or any loss, liability or expense incurred by the Trustee in connection with the performance of its duties pursuant to Section 6.01, including, without limitation, any such loss, liability or expense incurred in connection with any legal action or resulting from any error in any tax or information return prepared by any Person other than the Trustee.

          SECTION 6.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Issuer in writing. The Issuer may remove the Trustee if:

          (i)       the Trustee fails to comply with Section 6.11;

          (ii) a court having jurisdiction in the premises in respect of the Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trustee or for any substantial part of the Trustee's property, or ordering the winding-up or liquidation of the Trustee's affairs;

          (iii) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Trustee and such case is not dismissed within 60 days;

          (iv) the Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trustee or for any substantial part of the Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;

          (v)       the Trustee otherwise becomes incapable of acting; or

          (vi) the rating assigned to the long-term unsecured debt obligations of the Trustee (or the holding company thereof) by the Rating Agencies shall be lowered below the rating of "BBB", "Baa3" or equivalent rating or be withdrawn by any Rating Agency.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Issuer and to each Rating Agency. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to this Section and payment of all fees and expenses owed to the retiring Trustee. Notwithstanding the replacement of the Trustee pursuant to this Section, the retiring Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.07.

          SECTION 6.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; PROVIDED that no such merger, conversion or consolidation shall relieve the Trustee of its obligation to comply with Section 6.11. The Trustee shall provide the Rating Agencies prompt notice of any such transaction.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the

Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 6.10.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

          (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under
Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

           (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 6.11. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 6.12. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

          SECTION 6.13. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee represents and warrants as of the Closing Date that:

          (i) the Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York;

          (ii) the Trustee has full power, authority and right to execute, deliver and perform this Indenture and each of the Trustee's Related Documents, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and each such Related Document; and

          (iii) each of this Indenture and the Trustee's Related Documents has been duly executed and delivered by the Trustee and represents a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          SECTION 6.14.  SERVICER'S OBLIGATIONS.  The Trustee shall, subject to
Section 6.01, use its reasonable good faith efforts to cause the Servicer duly and punctually to perform all of its duties and obligations under the Transfer and Servicing Agreement.

                                     ARTICLE VII

                            NOTEHOLDERS' LISTS AND REPORTS

          SECTION 7.01. NOTE REGISTRAR TO FURNISH TRUSTEE NAMES AND ADDRESSES TO NOTEHOLDERS. The Note Registrar will furnish or cause to be furnished to the Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Note Registrar of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

          SECTION 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

          (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

          (c) The Issuer, the Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

          SECTION 7.03.  REPORTS BY ISSUER.

          (a)  The Issuer shall:

          (i) file with the Trustee and the Luxembourg Listing Agent, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to
     Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Trustee and the Luxembourg Listing Agent a sufficient number of copies (and the Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) of such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this paragraph as may be required by rules and regulations prescribed from time to time by the Commission.

          (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year. In the event the Issuer changes its fiscal year, it shall promptly notify the Trustee.

          SECTION 7.04. REPORTS BY TRUSTEE. If required by TIA Section 313(a), within 60 days after each March 31 beginning with March 31, 1997, the Trustee shall mail to each Noteholder as required by TIA Section 313(c) and the Luxembourg Listing Agent a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the Commission, the Luxembourg Stock Exchange and each other stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Trustee if and when the Notes are listed on any other stock exchange.

          SECTION 7.05.  STATEMENTS TO NOTEHOLDERS AND EQUITY
CERTIFICATEHOLDERS.

          (a) On each Payment Date, the Trustee shall include with each distribution to each Noteholder, a statement (which statement shall also be provided to each Rating Agency and to the Luxembourg Listing Agent), based solely on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9 of the Transfer and Servicing Agreement, in substantially the form attached hereto as Exhibit B.

          (b) On each Payment Date, the Owner Trustee shall include with each distribution to each Equity Certificateholder, a statement (which statement shall also be provided to each Rating Agency), based solely on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9 of the Transfer and Servicing Agreement, in substantially the form attached hereto as Exhibit B.

          (c) Note Owners may obtain copies of the statements delivered by the Trustee pursuant to subsection (a) above upon written request to the Trustee at its Corporate Trust Office (together with a certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof). Equity

Certificate Owners may obtain copies of the certificates delivered by the Owner Trustee pursuant to subsection (b) above upon written request to the Owner Trustee at the Corporate Trust Office (together with a certification that such Person is an Equity Certificate Owner and payment of any expenses associated with the distribution thereof).
          SECTION 7.06. AVAILABILITY OF REPORTS, STATEMENTS AND OTHER INFORMATION TO NOTE OWNERS IN LUXEMBOURG. Note Owners may obtain copies of all statements, reports and other documents and information furnished to the Luxembourg Listing Agent pursuant to this Article VII upon written request to the Luxembourg Listing Agent. The Luxembourg Listing Agent shall publish notice of the availability of such statements, reports and other documents and information periodically (the frequency of such publications to be at the direction of the Depositor, but in any event no less frequently than annually, commencing in November, 1996) in the LUXEMBURGER WORT or another leading newspaper having general circulation in Luxembourg.


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

                                     ARTICLE VIII

                      TRUST ACCOUNTS, DISBURSEMENTS AND RELEASES

          SECTION 8.01. COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of this Indenture or the Notes, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

          SECTION 8.02. COLLECTION ACCOUNT. On or prior to the Closing Date, the Trustee shall establish the Collection Account in the name of the Trustee for the benefit of the Equity Certificateholders and the Noteholders. The Collection Account shall be an Eligible Account and initially shall be a segregated trust account established with the Trustee and maintained with the Trustee, into which (i) the Servicer shall deposit or cause to be deposited all amounts described in Sections 4.1, 4.2 and 5.1 of the Transfer and Servicing Agreement, and (ii) the Trustee shall deposit the amounts described in Section 8.06(c).

          SECTION 8.03. DISTRIBUTIONS. No later than 3:00 p.m., New York City time, on each Payment Date, the Trustee shall (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date, upon which the Trustee may conclusively rely) distribute the following amounts and in the order of priority specified below. Within each order of priority, amounts shall be deemed withdrawn first from Available Pledged Revenues, and second (but only as to amounts described in clauses (ii) through (iv) below) from amounts deposited in the Collection Account pursuant to Section 8.06(c).

          (i) first, from the Available Pledged Revenues then on deposit in the Collection Account, to the Servicer, the Servicing Fee for the related Collection Period (less that portion thereof to be applied by the Trustee in accordance with the Cash Collateral Account Agreement) and any amounts specified in Section 4.2(c) of the Transfer and Servicing Agreement, to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 4.4 of the Transfer and Servicing Agreement;

          (ii) second, from the Amount Available then remaining on deposit in the Collection Account, to the Note Distribution Account, an amount equal to the Note Interest Distributable Amount for such Payment Date;

          (iii) third, from the Amount Available then remaining on deposit in the Collection Account, to the Equity Certificate Distribution Account, an amount equal to the Equity Certificate Interest Distributable Amount for such Payment Date;

          (iv) fourth, from the Amount Available then remaining on deposit in the Collection Account, (A) to the Note Distribution Account, an amount equal to the Note Principal Distributable Amount for such Payment Date, and
     (B) to the Equity Certificate Distribution Account, an amount equal to the Equity Certificate Principal Distributable Amount for such Payment Date, or if the remaining Amount Available is less than the sum of the amounts specified in this clause (iv), such remaining Amount Available to the Note Distribution Account and the Equity Certificate Distribution Account pro rata based upon the Note Principal Distributable Amount and the Equity Certificate Principal Distributable Amount, respectively;

          (v) fifth, from the Amount Available then remaining on deposit in the Collection Account, to the Cash Collateral Account, the amount, if any, necessary to increase the balance therein to the Requisite Cash Collateral Amount;

          (vi) sixth, from the Amount Available then remaining on deposit in the Collection Account, to the parties entitled thereto in accordance with the Cash Collateral Account Agreement, any amounts due and unpaid thereunder; and

          (vii) seventh, any remaining Amount Available to the Equity Certificate Distribution Account.

          SECTION 8.04.  NOTE DISTRIBUTION ACCOUNT.

          (a) On or prior to the Closing Date, the Trustee shall establish the Note Distribution Account in the name of the Trustee for the benefit of the Noteholders. The Note Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Trustee and maintained with the Trustee.

          (b) On each Payment Date and Redemption Date, the Trustee shall distribute all amounts on deposit in the Note Distribution Account in the following amounts and in the following order of priority (except as otherwise provided in Section 5.06):

          (i)       interest on the Notes in the following order of priority:

               (A) to the Class A-1 Noteholders, the Class A-1 Interest Distributable Amount, to the Class A-2 Noteholders, the Class A-2 Interest Distributable Amount, to the Class A-3 Noteholders, the Class A-3 Interest Distributable Amount, and to the Class A-4 Noteholders, the Class A-4 Interest Distributable Amount, or, if the remaining amount on deposit in the Note Distribution Account is less than the sum of the amounts specified in this clause (A), such remaining amount pro rata to each of such Classes based their respective entitlements to interest pursuant to this clause (A); and

               (B) to the Class B Noteholders, the Class B Interest Distributable Amount; and

          (ii)      principal on the Notes in the following order of priority:

               (A) principal of the Class A-1 Notes until the principal balance thereof has been reduced to zero;

               (B) principal of the Class A-2 Notes until the principal balance thereof has been reduced to zero;

               (C) principal of the Class A-3 Notes until the principal balance thereof has been reduced to zero;

               (D) principal of the Class A-4 Notes until the principal balance thereof has been reduced to zero; and

               (E) principal of the Class B Notes until the principal balance thereof has been reduced to zero.

          SECTION 8.05. SERVICING ACCOUNT. On or prior to the Closing Date, the Trustee shall establish the Servicing Account in the name of the Trustee for the benefit of the Equity Certificateholders, the Noteholders and the Depositor. The Servicing Account shall be an Eligible Account. The Servicer shall deposit or cause to be deposited in the Servicing Account all amounts described in Sections 4.1 and 4.2 of the Transfer and Servicing Agreement, subject to Section
4.4 thereof. The Servicer shall make transfers from the Servicing Account, and shall be entitled to make withdrawals from the Servicing Account, as provided in the Transfer and Servicing Agreement.

          SECTION 8.06.  CASH COLLATERAL ACCOUNT.

          (a) On or prior to the Closing Date, the Cash Collateral Account will be established in accordance with the requirements of the Cash Collateral Account Agreement for the benefit of (i) the Equity Certificateholders and the Noteholders, to the extent of deficiencies resulting, directly or indirectly, from delinquencies or defaults, or both, on the Contracts, and (ii) the Cash Collateral Account Lenders and the Depositor, as their interests may appear. The Cash Collateral Account shall be an Eligible Account and initially shall be a segregated trust account established with the Trustee and maintained with the Trustee. The Cash Collateral Account will be funded in an amount equal to the Requisite Cash Collateral Amount as of the Closing Date from (1) the proceeds of loans made by the Cash Collateral Account Lenders in an amount equal to $111,482,000, which proceeds shall be deposited in the Cash Collateral Account on or prior to the Closing Date, and (2) proceeds of the Notes to be deposited therein in accordance with Section 2.13.

          (b) If the amount on deposit in the Cash Collateral Account on any Payment Date (after giving effect to any deposits therein pursuant to Section 8.03(v) and any withdrawals therefrom pursuant to Section 8.06(c), but excluding for this purpose any net earnings on the investment of funds therein, which will not constitute Available Cash Collateral Amount and will be distributed in accordance with Section 8.07(a)) is greater than the Requisite Cash Collateral Amount for such Payment Date, the Servicer shall direct the Trustee to distribute the amount of the excess in accordance with the Cash Collateral Account Agreement. Amounts properly distributed pursuant to the prior sentence shall be deemed released from the Trust Estate and the security interest herein granted to the Trustee, and the Issuer shall in no event thereafter be required to refund any such distributed amounts.

          (c) On the last Business Day preceding each Payment Date, the Trustee shall, in accordance with directions from the Servicer, withdraw from amounts on deposit in the Cash Collateral Account, and deposit into the Collection Account, an amount equal to the lesser of the Available Cash Collateral Amount for such Payment Date and the sum of the following amounts, if any (to the extent the deficiency represented by such amounts has resulted, directly or indirectly, from delinquencies or defaults, or both, on the Contracts):

          (i) the amount, if any, by which the Available Pledged Revenues with respect to such Payment Date, after payment of the amounts specified in clause (i) of Section 8.03, is less than the sum of the amounts specified in clauses (ii) and (iii) of Section 8.03; plus

          (ii) the Principal Deficiency Amount, if any, for such Payment Date; plus

          (iii) the amount, if any, by which the Available Pledged Revenues with respect to the Stated Maturity Date for any Class of Notes or the Equity Certificates, after payment of all amounts specified in clauses (i) through (iii) of Section 8.03, is less than the remaining Principal Balance of such Class of Notes or the Equity Certificate Balance, as applicable.

In the event that the Available Cash Collateral Amount for any Payment Date is less than the total amount, if any, specified above for such Payment Date, the amount actually withdrawn by the Trustee shall be applied in the order of priority specified above, and, within each clause specified above, in the order of priority specified in Sections 8.03 and 8.04. For purposes of making withdrawals from the Cash Collateral Account pursuant to this paragraph, the Trustee may conclusively presume, in the absence of written notice from the Servicer to the contrary, that all amounts to be so withdrawn have resulted, directly or indirectly, from delinquencies or defaults, or both, on the Contracts. The Servicer shall, in accordance with the Transfer and Servicing Agreement, give the Trustee and the Cash Collateral Account Lenders' Agent notice, at least three Business Days prior to each Payment Date, of the amounts, if any, specified in clauses (i) through (iii) above for such Payment Date.

          SECTION 8.07. GENERAL PROVISIONS REGARDING SERVICING ACCOUNT, COLLECTION ACCOUNT, NOTE DISTRIBUTION ACCOUNT AND CASH COLLATERAL ACCOUNT.

          (a) So long as no Default or Event of Default shall have occurred and be continuing, all amounts held in the Servicing Account, the Collection Account, the Note Distribution Account and the Cash Collateral Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Payment Date for the Collection Period to which such amounts relate (or, in the case of the Cash Collateral Account, in Eligible Investments that mature not later than one Business Day prior to the next Payment Date with respect to which amounts may be withdrawn therefrom). Any such written direction shall certify that any such investment is authorized by this Section. Investments in Eligible Investments shall be made in the name of the Trustee on behalf of the Trust, and such investments shall not be (1) purchased at a price in excess of the principal amount thereof plus accrued interest thereon, nor (2) sold or disposed of prior to their maturity at a price less than the principal amount thereof plus accrued interest thereon. Any investment of funds in the Servicing Account, the Collection Account, the Note Distribution Account or the Cash Collateral Account shall be made in Eligible Investments held by a financial institution in accordance with the following requirements:

          (i) all Eligible Investments shall be held in an account with such financial institution in the name of the Trustee;

          (ii) with respect to securities held in such account, such securities shall be:

               (A)  certificated securities (as such term is used in N.Y. UCC
          Section 8-313(d)(i)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware,

               (B) either (I) in the possession of such institution, (II) in the possession of a "clearing corporation" (as such term is used in Section 8-102(5) of the N.Y. UCC, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution, (III) held in an account of such institution with the Federal Reserve Bank of New York, or (IV) in the case of uncertificated securities, issued in the name of such institution, and

               (C) identified, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and such institution shall have sent the Trustee a confirmation thereof;

          (iii) with respect to repurchase obligations held in such account, such repurchase obligations shall be identified by such institution, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and the related securities shall be held in accordance with the requirements of clause (ii) above; and

          (iv) with respect to other Eligible Investments other than securities and repurchase agreements, such Eligible Investments shall be held in a manner acceptable to the Trustee.

Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this Section. All interest, dividends, gains upon transfer and other income from, or earnings on, investments of funds in the Collection Account and the Note Distribution Account and shall be deposited in the Collection Account and distributed on the next Payment Date in accordance with
Section 8.03. All interest, dividends, gains upon transfer and other income from, or earnings on, investments of funds in the Servicing Account shall be retained therein until distributed to the Servicer as additional servicing compensation in accordance with Section 3.8 of the Transfer and Servicing
Agreement.   All interest, dividends, gains upon transfer and other income from, or earnings on, investments of funds in the Cash Collateral Account shall be retained therein until applied in accordance with the Cash Collateral Account Agreement.

          (b) Subject to Section 6.01(c), the Trustee shall not in any way be held liable by reason of any insufficiency in any of the Servicing Account, the Collection Account, the Note Distribution Account or the Cash Collateral Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the

Trustee's failure to make payments on such Eligible Investments issued by the Trustee in accordance with their terms.

          (c) The Trustee, in holding all funds in the Servicing Account, the Collection Account, the Note Distribution Account and the Cash Collateral Account, and in making distributions as provided in this Agreement, shall act solely on behalf of and as agent for the Equity Certificateholders, the Noteholders and (as to the Cash Collateral Account) the Cash Collateral Account Lenders and the Depositor.

          (d) Any account which is required to be established as an Eligible Account pursuant to this Indenture and which ceases to be an Eligible Account shall within five Business Days (or such longer period, not to exceed 30 days, as to which each Rating Agency may consent) be established by the Trustee as a new account which shall be an Eligible Account, and any cash and/or any investments shall be transferred to such new account.

                                      ARTICLE IX

                               SUPPLEMENTAL INDENTURES

          SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS OR EQUITY CERTIFICATEHOLDERS.

          (a) Without the consent of the Holders of any Notes or Equity Certificateholders, but with prior notice to the Rating Agencies, the Issuer and the Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject to, or required to be subjected to, the lien created by this Indenture, or to subject to the lien created by this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

          (v) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein;

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

          (viii) to avoid a reduction, qualification or withdrawal of any rating on the Notes.

          The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

          (b) The Issuer and the Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes or the Equity Certificateholders, but upon satisfaction of the Rating Agency Condition, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

          SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS AND EQUITY CERTIFICATEHOLDERS.

          (a) The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and the consent of a Note Majority of each Class affected thereby, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (i) change the date, timing or method of determination of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in
     Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii)      impair the right of the Holder to institute suit pursuant to
     Section 5.08;

          (iii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

          (v) reduce the percentage of the Outstanding Amount of the Notes required to direct the Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

          (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Related Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

          (vii) permit the creation of any lien ranking prior to or on a parity with the lien created by this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien created by this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien created by this Indenture;

          (viii) modify or alter the definition of the term "Requisite Cash Collateral Amount"; or

          (viii) result in a reduction, qualification or withdrawal of the rating of any class of Notes.

          Any supplemental indenture to be entered into in accordance with this Section shall be deemed to affect all Outstanding Notes other than any Class of Notes with respect to which an Opinion of Counsel for the Issuer is addressed and delivered to the Trustee to the effect that the interests of the Holders of Notes of such Class are not affected in any material respect by the supplemental indenture.

          It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. The manner of obtaining such approvals shall be subject to such reasonable requirements as the Trustee may prescribe.

          (b) The Issuer and the Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and the consent of the Equity

Certificateholders, enter into an indenture or indentures supplemental hereto for the purpose of modifying the rights of the Equity Certificateholders under this Indenture.

          The Trustee may in its discretion, but shall not be obligated to, determine whether or not the rights of the Equity Certificateholders under this Indenture would be modified by any supplemental indenture, and any such determination shall be conclusive upon the Equity Certificateholders. The Trustee shall not be liable for any such determination made in good faith.

          It shall not be necessary for the Equity Certificateholders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the Equity Certificateholders shall approve the substance thereof. The manner of obtaining such approvals and of evidencing the authorization of the execution thereof by Equity Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

          (c) Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Notes and the Equity Certificateholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

          SECTION 9.04. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes and the Equity Certificates affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer, the Holders of the Notes and the Equity Certificateholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 9.05. CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

          SECTION 9.06. REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                      ARTICLE X

                                 REDEMPTION OF NOTES

          SECTION 10.01.  REDEMPTION.

          (a) In the event that the Depositor pursuant to Section 5.1 of the Transfer and Servicing Agreement purchases the corpus of the Trust, the Notes are subject to redemption in whole, but not in part, on the Payment Date on which such repurchase occurs, for a purchase price equal to the Redemption Price; PROVIDED, HOWEVER, that the Issuer has available funds sufficient to pay the Redemption Price. The Depositor, the Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this paragraph, the Servicer or the Issuer shall furnish notice of such election to the Trustee not later than 25 days (or such lesser number of days as shall be satisfactory to the Trustee) prior to the Redemption Date, and the Issuer shall deposit, or cause to be deposited, into the Note Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

          (b)  In the event that the assets of the Trust are sold pursuant to
Section 9.1 of the Trust Agreement, the proceeds of such sale shall be distributed as provided in Section 5.06. If amounts are to be paid to Noteholders pursuant to this paragraph, the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the Trustee not later than 25 days (or such lesser number of days as shall be satisfactory to the Trustee) prior to the Redemption Date whereupon all such amounts shall be payable on the Redemption Date.

          SECTION 10.02.  FORM OF REDEMPTION NOTICE.

          (a) Notice of redemption under Section 10.01(a) shall be given by the Trustee not less than five days prior to the applicable Redemption Date (1) by first-class mail, postage prepaid, mailed to each Holder of Notes, as of the close of business on the Record Date with respect to the Payment Date immediately preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register, and (2) by publication in the LUXEMBURGER WORT or another leading newspaper having general circulation in Luxembourg. If, at the time of such redemption, the Notes are listed on the Luxembourg Stock Exchange, notice thereof shall also be given to the Luxembourg Stock Exchange in the same manner.

          All notices of redemption shall state:

          (i)       the Redemption Date;

          (ii)      the Redemption Price; and

          (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

          Notice of redemption of the Notes shall be given by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

          (b) Prior notice of redemption under Section 10.01(b) is not required to be given to Noteholders.

          SECTION 10.03. NOTES PAYABLE ON REDEMPTION DATE. The Notes or portions thereof to be redeemed shall, following notice of redemption (if any) as required by Section 10.02, on the Redemption Date, become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                      ARTICLE XI

                                    MISCELLANEOUS

          SECTION 11.01.  COMPLIANCE CERTIFICATES AND OPINIONS, ETC.

          (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

          (b)(i) Prior to the deposit of any property or securities with the Trustee that is to be made the basis for the release of any property subject to the lien created by this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Trustee (1) an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the property or securities to be so deposited, (2) an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Trustee, for the benefit of the Trustee, created by this Indenture in the property or securities to be so deposited, and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective, and
     (3) evidence that the Rating Agency Condition has been satisfied.

          (ii) Whenever the Issuer is required to furnish to the Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the property to be so deposited and of all other such property made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any property so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

          (iii)     Other than with respect to any release described in clause
     (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien created by this Indenture, the Issuer shall also furnish to the Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security created by this Indenture in contravention of the provisions hereof.

          (iv) Whenever the Issuer is required to furnish to the Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities (other than property described in clauses (A) or (B) of Section 11.01(b)(v)) released from the lien created by this Indenture since the commencement of the then current fiscal year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

          (v) Notwithstanding any other provision of this Section, the Issuer may, without compliance with the other provisions of this Section,
     (A) collect, liquidate, sell or otherwise dispose of Contracts as and to the extent permitted or required by the Related Documents (including as provided in Section 3.1 of the Transfer and Servicing Agreement) and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Related Documents.

          SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

          SECTION 11.03.  ACTS OF NOTEHOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

          (c)  The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 11.04. NOTICES, ETC., TO TRUSTEE, ISSUER, LUXEMBOURG LISTING AGENT AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

          (a) the Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Trustee at its Corporate Trust Office,

          (b) the Issuer by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: Capita Equipment Receivables Trust 1996-1, in care of The Bank of New York, as Owner Trustee, 101 Barclay Street, Floor 12 East, New York, New York 10286,
     Attention: Corporate Trust Administration--Asset Backed Unit, or at any other address previously furnished in writing to the Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Trustee, or

          (c) the Luxembourg Listing Agent by the Trustee, by the Issuer or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Luxembourg Listing Agent addressed to: Kredietbank S.A. Luxembourgeoise, 43, boulevard Royal, L-2955 Luxembourg, Attention: Corporate Trust Division, or at any other address previously furnished in writing to the Trustee by the Luxembourg Listing Agent.

          Notices required to be given to the Rating Agencies by the Issuer, the Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, 26 Broadway (20th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department (iii) in the case of Fitch, at the following address:
Fitch Investors Services, L.P., One State Street Plaza, New York, New York 10004 (and, in the case of any Servicer's Certificate, with an additional copy to Fitch Investors Services, L.P., 1201 East 7th Street, Powell, Wyoming 82435) and
(iv) in the case of Duff & Phelps, at the following address: Duff & Phelps Credit Rating Co., 17 State Street, New York, New York 10004; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          SECTION 11.05. NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if (i) in writing and mailed, first-class, postage prepaid, to each Noteholder affected by such event, at his address as it appears on the Note Register, and (ii) published in the LUXEMBURGER WORT or another leading newspaper having general circulation in Luxembourg, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any reasonable manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

          SECTION 11.06. ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Trustee a copy of each such agreement and the Trustee will cause payments to be made and notices to be given in accordance with such agreements.

          SECTION 11.07. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

          The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          SECTION 11.08. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.09. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

          All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.10. SEVERABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.11. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 11.12. LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 11.14. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.15. RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trustee or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

          SECTION 11.16. NO PETITION. The Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Related Documents.

          SECTION 11.17. INSPECTION. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Trustee shall and shall cause its representatives to hold in confidence all such information (including the identity of the Obligors on the Contracts) except to the extent disclosure may be required by Section 9-208 of the UCC or by any other applicable law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

          SECTION 11.18. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Bank of New York, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by The Bank of New York but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on The Bank of New York, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall The Bank of New York be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any related documents.

          SECTION 11.19.  AMENDMENT OF CASH COLLATERAL ACCOUNT AGREEMENT.

          (a) The Trustee may consent to amendments to the Cash Collateral Account Agreement without the consent of any of the Noteholders or Equity Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in the Cash Collateral Account Agreement that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under the Cash Collateral Account Agreement that are not inconsistent with the provisions thereof; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or Equity Certificateholders.

          (b) The Trustee may also consent to amendments to the Cash Collateral Account Agreement with the consent of an Equity Certificate Majority and a Note Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Cash Collateral Account Agreement; PROVIDED, HOWEVER, that no such amendment shall (a) reduce the amount available in the Cash Collateral Account for the payment of interest or principal to Noteholders or Equity Certificateholders, or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Equity Certificates or Notes then Outstanding and affected thereby; and PROVIDED, FURTHER, that no such amendment shall be effective unless and until the Rating Agency Condition has been satisfied.

          (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such to each Equity Certificateholder and Noteholder.

          (d) It shall not be necessary for the consent of Equity Certificateholders or Noteholders pursuant to Section 11.19(b) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

          IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.


                                             CAPITA EQUIPMENT RECEIVABLES TRUST
                                             1996-1



                                             By THE BANK OF NEW YORK,
                                              not in its individual capacity but
                                              solely as Owner Trustee under the
                                              Trust Agreement


                                             By /s/ Cheryl L. Laser
                                               ---------------------------------
                                               Name:  Cheryl L. Laser
                                                     ---------------------------
                                               Title: Assistant Vice President
                                                     ---------------------------



                                             THE CHASE MANHATTAN BANK,
                                             not in its individual capacity but
                                             solely as Trustee,


                                             By /s/ Charles E. Dooley
                                               ---------------------------------
                                               Name:  Charles E. Dooley
                                                     ---------------------------
                                               Title: Vice President
                                                     ---------------------------

                                                                       EXHIBIT A


                             Form of Depository Agreement


                                         A-1


                                    INTENTIONALLY
                                       OMITTED

                                                                       EXHIBIT B


       Form of Monthly Statements to Noteholders and Equity Certificateholders

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                               PAYMENT DATE:
COLLECTION PERIOD:

I.   INFORMATION REGARDING THE CONTRACTS

     1.   CONTRACT POOL PRINCIPAL BALANCE
          a.   Beginning of Collection Period(1)                        $
          b.   End of Collection Period                                 $
          c.   Reduction for Collected Period                           $

     2.   DELINQUENT SCHEDULED PAYMENTS
          a.   Beginning of Collection Period                           $
          b.   End of Collection Period                                 $

     3.   LIQUIDATED CONTRACTS
          a.   Number of Liquidated Contracts with respect to
               Collection Period                                        _______
          b.   Required Payoff Amounts of Liquidated Contracts          $
          c.   Total Reserve for Liquidation Expenses
          d.   Total Liquidation Proceeds Received(2)                   $
          e.   Liquidation Proceeds Allocated to Owner Trust            $
          f.   Liquidation Proceeds Allocated to Depositor              $
          g.   Current Realized Losses                                  $

     4.   PREPAID CONTRACTS
          a.   Number of Prepaid Contracts with respect to
               Collection Period                                        _______
          b.   Required Payoff Amounts of Prepaid Contracts             $

     5.   PURCHASED CONTRACTS (BY TCC)
          a.   Number of Contracts Purchased by TCC with respect
               to Collection Period                                     _______
          b.   Required Payoff Amounts of Purchased Contracts           $
__________

(1)  For Initial Collection Period, equal to $3,185,229,329.
(2)  Net of any addition to reserve for liquidation expenses.

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:
      PAYMENT DATE:
COLLECTION PERIOD:



     6.   DELINQUENCY STATUS OF CONTRACTS (END OF COLLECTION PERIOD)(3)


                ----------------------------------------------------------------
                                                                 % of Aggregate
                  Number of     % of      Aggregate Required    Required Payoff
                  Contracts   Contracts     Payoff Amounts          Amounts
                ----------------------------------------------------------------

     a.   Current
     b.   31-60 days
     c.   61-90 days
     d.   91-120 days
     e.   120+ days
     f.   Total
___________

(3)  Show delinquency of Contracts as of the end of the current Collection
Period.

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                               PAYMENT DATE:
COLLECTION PERIOD:


     7.   HISTORICAL LOSS EXPERIENCE WITH RESPECT TO CONTRACTS

                                         -------------------------------------------------------------
                                                         3 Collection     6 Collection
                                          [Month/Year]      Periods          Periods       Cumulative
                                           Collection       Ending           Ending          Since
                                            Period       [Month/Year]     [Month/Year]    Cut-off Date
                                         -------------------------------------------------------------
          a.   Number of Liquidated
               Contacts

          b.   Number of Liquidated
               Contracts as a Percentage
               of Initial Contracts

          c.   Required Payoff Amounts
               of Liquidated Contracts

          d.   Liquidation Proceeds
               Allocated to Owner Trust

          e.   Aggregate Current
               Realized Losses

          f.   Aggregate Current Realized
               Losses as a Percentage of
               Cut-off Date Contract Pool
               Principal Balance

__________
(4) Show loss experience of Contracts for the current Collection Period and historic experience for most recent 3 and 6 month periods and cumulative experience for the Trust.

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                               PAYMENT DATE:
COLLECTION PERIOD:


     8.   HISTORICAL DELINQUENCY EXPERIENCE WITH RESPECT TO CONTRACTS(5)


    -------------------------------------------------------------------------------------------------------------------------------
                                                                           Required
                   Required                     Required                     Pay of                      Required
                    Payoff                       Payoff                    Amounts of                    Payoff
                  Amounts of  % of Aggregate   Amounts of  % of Aggregate  Contracts   % of Aggregate   Amounts of  % of Aggregate
                  Contracts     Required       Contracts     Required       91-120        Required       Contracts      Required
     Collection   31-60 Days      Payoff        61-90 Days     Payoff         Days         Payoff        120+ Days      Payoff
      Periods      Past Due       Amounts       Past Due       Amounts       Past Due      Amounts       Past Due       Amounts
    -------------------------------------------------------------------------------------------------------------------------------


__________

(5)  Show delinquency experience for current and all prior Collection Periods.

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                               PAYMENT DATE:
COLLECTION PERIOD:


II.  INFORMATION REGARDING THE SECURITIES

     1.   SUMMARY OF BALANCE INFORMATION(6)

    ----------------------------------------------------------------------------------------------------------------
                                                     Principal      Class Factor     Principal        Class Factor
                                                   Balance as of        as of       Balance as of        as of
                                        Coupon     [Month/Year]     [Month/Year]     [Month/Year]     [Month/Year]
               Class                     Rate      Payment Date     Payment Date     Payment Date     Payment Date
    -----------------------------------------------------------------------------------------------------------------

          a.   Class A-1 Notes          5.60%

          b.   Class A-2 Notes          5.95%

          c.   Class A-3 Notes          6.11%

          d.   Class A-4 Notes          6.28%

          e.   Class B Notes            6.57%

          f.   Equity Certificates      6.75%

          g.   Total                    N.A.

___________

(6)  Show information for current and immediately preceding Payment Date.

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                               PAYMENT DATE:
COLLECTION PERIOD:


     2.   MONTHLY PRINCIPAL AMOUNT
          a.   Principal Balance of Notes and Equity Certificates
               (End of Collection Period)                               $
          b.   Contract Pool Principal Balance (End of Collection
               Period)                                                  $
          c.   Monthly Principal Amount                                 $

     3.   GROSS COLLECTIONS
          a.   Scheduled Payments Received                              $
          b.   Liquidation Proceeds Allocated to Owner Trust            $
          c.   Required Payoff Amounts of Prepaid Contracts             $
          d.   Required Payoff Amounts of Purchased Contracts           $
          e.   Proceeds of Clean-up Call                                $
          f.   Investment Earnings on Collection Account and Note
               Distribution Account                                     $
          g.   Extension Fees Allocated to Owner Trust                  $
          h.   Total Gross Collections (sum  (a) through (g))           $

     4.   DETERMINATION OF AVAILABLE FUNDS
          a.   Total Gross Collections                                  $
          b.   Withdrawal from Cash Collateral Account                  $
          c.   Total Available Funds (sum of (a) and (b))               $

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                              PAYMENT DATE:
COLLECTION PERIOD:


     5.   APPLICATION OF AVAILABLE FUNDS
                     ----------------------------------------------------------
                     Item                 Amount      Remaining Available Funds
                     ----------------------------------------------------------

          a.   Total Available Funds
          b.   Servicing Fee
          c.   Interest on Notes:
               i)   Class A-1 Notes
               ii)  Class A-2 Notes
               iii) Class A-3 Notes
               iv)  Class A-4 Notes
               v)   Class B Notes

          d.   Interest on Equity
               Certificates

          e.   Principal of Notes and
               Equity Certificates:
               i)   Class A-1 Notes
               ii)  Class A-2 Notes
               iii) Class A-3 Notes
               iv)  Class A-4 Notes
               v)   Class B Notes
               vi)  Equity Certificates

          f.   Deposit to Cash
               Collateral Account

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                              PAYMENT DATE:
COLLECTION PERIOD:

                     ----------------------------------------------------------
                     Item                 Amount      Remaining Available Funds
                     ----------------------------------------------------------

          g.   Amount to be applied
               in accordance with
               CCA Loan Agreement

          h.   Balance, if any, to
               Equity Certificates

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                               PAYMENT DATE:
COLLECTION PERIOD:


III. INFORMATION REGARDING THE CASH COLLATERAL ACCOUNT

     1.   BALANCE RECONCILIATION(7)

        ---------------------------------------------------------------------------------------------------
                                                                          [Month/Year]        [Month/Year]
                                        Item                              Payment Date        Payment Date
        ---------------------------------------------------------------------------------------------------


          a.   Available Cash Collateral Amount (Beginning)                     $                   $
          b.   Deposits to Cash Collateral Account                              $                   $
          c.   Withdrawals from Cash Collateral Account                         $                   $
          d.   Releases of Cash Collateral Account Surplus                      $                   $
          e.   Available Cash Collateral Amount (End)                           $                   $
          f.   Requisite Cash Collateral Amount                                 $                   $
          g.   Cash Collateral Account Shortfall                                $                   $

     2.   CALCULATION OF REQUISITE CASH COLLATERAL AMOUNT

          a.   For Payment Dates from, and including, the
               November 1996 Payment Date to, and including, the
               October 1997 Payment Date
               1)   Initial Cash Collateral Amount                         $207,040,000
          b.   For Payment Dates from, and including, the November 1997
               Payment Date until the Final Payment Date, the sum of
               1)   8% of the Contract Pool Principal Balance
               2)   The Aggregate Principal Balance of the Notes and the
                    Equity Certificate Balance less the Contract Pool
                    Principal Balance                                           $
               3)   Tool                                                        $


__________

(7)  Show for current and immediately preceding Payment Date.

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                               PAYMENT DATE:
COLLECTION PERIOD:



          c.   Floor equal to the lesser of
               1)   2% of Cut-Off Date Contract Pool Principal
                    Balance ($63,704,600); and
               2)   the Aggregate Principal Balance of the Notes
                    and the Equity Certificate Balance                $
          d.   Requisite Cash Collateral Amount                       $

     3.   CALCULATION OF CASH COLLATERAL ACCOUNT WITHDRAWALS

          a.   Interest Shortfalls                                    $
          b.   Principal Deficiency Amount                            $
          c.   Principal Payable at Stated Maturity Date of Class
               of Notes or Equity Certificates                        $
          d.   Total Cash Collateral Account Withdrawals              $

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:
      PAYMENT DATE:
COLLECTION PERIOD:


IV.  INFORMATION REGARDING DISTRIBUTIONS ON SECURITIES

     ---------------------------------------------------------------------------------------------------------
               Distribution     Class A-1     Class A-2    Class A-3     Class A-4    Class B        Equity
                 Amounts          Notes         Notes        Notes         Notes       Notes     Certificates
     ---------------------------------------------------------------------------------------------------------

     1.   INTEREST DUE

     2.   INTEREST PAID

     3.   INTEREST SHORTFALL

     4.   PRINCIPAL PAID

     5.   TOTAL DISTRIBUTION AMOUNT

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                               PAYMENT DATE:
COLLECTION PERIOD:


V.   INFORMATION REGARDING OTHER POOL CHARACTERISTICS (8)

   --------------------------------------------------------------------------------------------------------------
                                                         As of End of [Month/Year]     As of End of [Month/Year]
                               Item                          Collection Period              Collection Period
   --------------------------------------------------------------------------------------------------------------

          1.   ORIGINAL CONTRACT CHARACTERISTICS

               a.   Original Number of Contracts                         280,634                  N.A.

               b.   Cut-Off Date Contract Pool                    $3,185,229,329                  N.A.
                    Principal Balance

               c.   Original Weighted Average                        38.6 months                  N.A.
                    Remaining Term

               d.   Weighted Average Original Term                   56.1 months                  N.A.

          2.   CURRENT CONTRACT CHARACTERISTICS

               a.   Number of Contracts

               b.   Average Contract
                    Principal Balance

               c.   Weighted Average Remaining
                    Term


__________

(8) For Current Contract Characteristics, show for current and immediately preceding Collection Periods. Original Contract Characteristics do not change.

CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
MONTHLY SERVICING REPORT
DETERMINATION DATE:                                               PAYMENT DATE:
COLLECTION PERIOD:


VI.  PURCHASED, LIQUIDATED AND PAID CONTRACTS

     1. The following list includes the account number for each Contract which, during the Collection Period to which this report relates, was
          (i) purchased by TCC, (ii) designated as a Liquidated Contract or
          (iii) paid in full (either due to a prepayment or at maturity):

          [Insert list]

                                                                     EXHIBIT C-1

REGISTERED                                                   $________________/*


No. [  ]


SEE REVERSE FOR CERTAIN DEFINITIONS

                                                           CUSIP NO.____________

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

             THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                      CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

                 ______% RECEIVABLE-BACKED NOTE, CLASS A-[1][2][3][4]

               Capita Equipment Receivables Trust 1996-1, a trust organized and existing under the laws of the State of New York (herein referred to as the "Issuer"), for value received, hereby promises to pay to [
           ], or registered assigns, the principal sum of [
          ] payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $__________ [INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denominator of which is $__________ [INSERT INITIAL CLASS A-[1][2][3][4] PRINCIPAL BALANCE] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-[1][2][3][4] Notes pursuant to Section 8.04(b)(ii) of the Indenture hereinafter referred to; PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the earliest of the Payment Date occurring in _________________ (the "Class A-[1][2][3][4] Stated Maturity Date") and the Redemption Date, if any, pursuant to Section 10.01(a) or (b) of


-----------------------
*Denominations of $10,000 and integral multiples thereof.

                                        C-1-1
the Indenture. The Issuer will pay interest on this Note on each Payment Date in an amount equal to one-twelfth of the product of (i) the rate per annum shown above and (ii) the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date) or, with respect to the first Payment Date, the original principal amount of this Note. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

          Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:                                         CAPITA EQUIPMENT RECEIVABLES TRUST
                                              1996-1


                                              By THE BANK OF NEW YORK

     not in its individual capacity but solely as Owner Trustee under the Trust Agreement,


                                              By
                                                --------------------------------

         Name:
                                                         Title:


                                        C-1-2

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION


               This is one of the Notes designated above and referred to in the within-mentioned Indenture.


                                              THE CHASE MANHATTAN BANK,
                                              not in its individual capacity but
                                              solely as Trustee,


                                              By
                                                 -------------------------------
                                                 Authorized Signatory


                                        C-1-3

                                  [REVERSE OF NOTE]

           This Note is one of a duly authorized issue of Notes of the Issuer
(herein called the "Notes"), issued in five classes designated as its        %
Receivable-Backed Notes, Class A-1,        % Receivable-Backed Notes, Class A-2,
       % Receivable-Backed Notes, Class A-3,        % Receivable-Backed Notes,
Class A-4, and        % Receivable-Backed Notes, Class B, respectively, all
issued under an Indenture dated as of October 1, 1996 (such indenture, as supplemented or amended, herein called the "Indenture"), between the Issuer and The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

           The Notes are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

           Principal of the Class A-[1][2][3][4] Notes will be payable on each Payment Date in an amount described on the face hereof. "PAYMENT DATE" means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in November 1996.

           As described above, the entire unpaid principal amount of this Note shall be due and payable on the earliest of the Class A-[1][2][3][4] Stated Maturity Date and the Redemption Date, if any, pursuant to Section 10.01(a) or 10.01(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee or a Note Majority have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-[1][2][3][4] Notes shall be made pro rata to the Class A-[1][2][3][4] Noteholders entitled thereto.

           Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note



                                        C-1-4
be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date with respect to the Payment Date immediately preceding such Redemption Date by notice mailed within five days of such Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal Corporate Trust Office or at the office of the Trustee's agent appointed for such purposes located in The City of New York.

           The Issuer shall pay interest on overdue installments of interest at the Class A-[1][2][3][4] Interest Rate to the extent lawful.

           As provided in the Indenture, the Notes may be redeemed pursuant to
Section 10.01(a) of the Indenture, in whole, but not in part, at the option of the Depositor on any Payment Date on or after the date on which the sum of the Aggregate Principal Balance of the Notes and the Equity Certificate Balance is less than or equal to 10% of the Cut-Off Date Contract Pool Principal Balance.

           As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in a "signature guarantee program" determined by the Note Registrar in accordance with the Exchange Act, and such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or


                                        C-1-5

(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Trustee or of any successor or assign of the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Related Documents.

           The Depositor has structured the Trust Agreement, the Indenture, the Cash Collateral Account Agreement, the Notes and the Equity Certificates with the intention that the Notes will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Depositor secured by the Contracts. The Depositor, the Servicer, each Noteholder and each Note Owner agree to treat and to take no action inconsistent with the treatment of the Notes as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Noteholder and each Note Owner, by acceptance of its Note or beneficial interest therein, agrees to be bound by the provisions of this paragraph. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with the Indenture as to treatment as indebtedness under applicable tax law, as described in this paragraph.

          Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of each class of Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of each class of Notes, on behalf of the Holders of all the Notes, to


                                        C-1-6
waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holder of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Related Documents, neither The Bank of New York in its individual capacity, any owner of a beneficiary interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purpose of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Related Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                        C-1-7

                                      ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:


----------------------------------

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ----------------------------------------------------------------

--------------------------------------------------------------------------------
                            (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                        **
       -------------                         ---------------------------------

                                             Signature Guaranteed:



                                             -----------------------------------



-----------------------------------












-------------------
** NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.


                                        C-1-8

                                                                     EXHIBIT C-2


REGISTERED                                                    $_______________/*


No. [  ]


SEE REVERSE FOR CERTAIN DEFINITIONS


                                                          CUSIP NO._____________

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

       THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

       THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1 NOTES, THE CLASS A-2 NOTES, THE CLASS A-3 NOTES AND THE CLASS A-4 NOTES, AS DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

                      CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

                       ______% RECEIVABLE-BACKED NOTE, CLASS B

      Capita Equipment Receivables Trust 1996-1, a trust organized and existing under the laws of the State of New York (herein referred to as the "Issuer"), for value received, hereby promises to pay to [
           ], or registered assigns, the principal sum of [
          ] payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $__________ [INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denominator of which is $__________ [INSERT INITIAL CLASS B PRINCIPAL BALANCE] by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class B Notes pursuant to Section 8.04(b)(ii) of


------------------------
*Denominations of $10,000 and integral multiples thereof.

                                        C-2-1
the Indenture hereinafter referred to; PROVIDED, HOWEVER, that the entire unpaid principal amount of this Note shall be due and payable on the earliest of the Payment Date occurring in _____________________ (the "Class B Stated Maturity Date") and the Redemption Date, if any, pursuant to Section 10.01(a) or (b) of the Indenture. The Issuer will pay interest on this Note on each Payment Date in an amount equal to one-twelfth of the product of (i) the rate per annum shown above and (ii) the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date) or, with respect to the first Payment Date, the original principal amount of this Note. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

       The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

       Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

       Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:                                         CAPITA EQUIPMENT RECEIVABLES TRUST
                                              1996-1


                                              By THE BANK OF NEW YORK
     not in its individual capacity but solely as Owner Trustee under the Trust Agreement,


                                              By
                                                -------------------------------

               Name:
                                                      Title:


                                        C-2-2

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Notes designated above and referred to in the within-mentioned Indenture.


                                              THE CHASE MANHATTAN BANK,
                                              not in its individual capacity but
                                              solely as Trustee,


                                              By
                                                ------------------------------
                                                Authorized Signatory


                                        C-2-3

                                  [REVERSE OF NOTE]

       This Note is one of a duly authorized issue of Notes of the Issuer (herein called the "Notes"), issued in five classes designated as its _______% Receivable-Backed Notes, Class A-1, _______% Receivable-Backed Notes, Class A-2, _______% Receivable-Backed Notes, Class A-3, _______% Receivable-Backed Notes, Class A-4, and _______% Receivable-Backed Notes, Class B, respectively, all issued under an Indenture dated as of October 1, 1996 (such indenture, as supplemented or amended, herein called the "Indenture"), between the Issuer and The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

       The Notes are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

       Principal of the Class B Notes will be payable on each Payment Date in an amount described on the face hereof. "PAYMENT DATE" means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in November 1996.

       As described above, the entire unpaid principal amount of this Note shall be due and payable on the earliest of the Class B Stated Maturity Date and the Redemption Date, if any, pursuant to Section 10.01(a) or 10.01(b) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee or a Note Majority have declared the Notes to be immediately due and payable in the manner provided in
Section 5.02 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.

       Payments of interest on this Note due and payable on each Payment
Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note


                                        C-2-4
be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date with respect to the Payment Date immediately preceding such Redemption Date by notice mailed within five days of such Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Trustee's principal Corporate Trust Office or at the office of the Trustee's agent appointed for such purposes located in The City of New York.

       The Issuer shall pay interest on overdue installments of interest at the Class B Interest Rate to the extent lawful.

       As provided in the Indenture, the Notes may be redeemed pursuant to
Section 10.01(a) of the Indenture, in whole, but not in part, at the option of the Depositor on any Payment Date on or after the date on which the sum of the Aggregate Principal Balance of the Notes and the Equity Certificate Balance is less than or equal to 10% of the Cut-Off Date Contract Pool Principal Balance.

       As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in a "signature guarantee program" determined by the Note Registrar in accordance with the Exchange Act, and such other documents as the Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

       Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or


                                        C-2-5

(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Trustee or of any successor or assign of the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

        Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Related Documents.

       The Depositor has structured the Trust Agreement, the Indenture, the Cash Collateral Account Agreement, the Notes and the Equity Certificates with the intention that the Notes will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Depositor secured by the Contracts. The Depositor, the Servicer, each Noteholder and each Note Owner agree to treat and to take no action inconsistent with the treatment of the Notes as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Noteholder and each Note Owner, by acceptance of its Note or beneficial interest therein, agrees to be bound by the provisions of this paragraph. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with the Indenture as to treatment as indebtedness under applicable tax law, as described in this paragraph.

       Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of each class of Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of each class of Notes, on behalf of the Holders of all the Notes, to



                                        C-2-6
waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holder of Notes under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

        Anything herein to the contrary notwithstanding, except as expressly provided in the Related Documents, neither The Bank of New York in its individual capacity, any owner of a beneficiary interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purpose of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Related Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; PROVIDED, HOWEVER, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.


                                        C-2-7

                                      ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:




--------------------------

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
               ----------------------------------------------------------------

--------------------------------------------------------------------------------
                            (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                        **
       ----------                            ---------------------------------

                                             Signature Guaranteed:



                                             -----------------------------------



-----------------------------------
















------------------
** NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.



                                        C-2-8